SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)((2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12

                           PERSONNEL MANAGEMENT, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-
             6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:
             (adjusted to reflect assumed exercise of all stock options and warrants)

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                                      DEFINITIVE PROXY SOLICITATION MATERIALS--
                                         TO BE SENT TO SHAREHOLDERS ON OR ABOUT
                                                                  JULY 20, 1998

                           PERSONNEL MANAGEMENT, INC.

July 20, 1998

Dear Fellow Shareholder:

      You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Personnel Management, Inc. (the "Company"), which will be held on Tuesday, August 18, 1998, at 10:00 a.m., Eastern Standard Time, at the Lees Inn, 1281 South Park Drive, Greenwood, Indiana 46143.

      At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated June 16, 1998 (the "Merger Agreement"), among the Company, DHI Sub Corp and DHI Holdings, Inc. ("DHI"), pursuant to which DHI Sub Corp, a wholly owned subsidiary of DHI, will merge with and into the Company, with the Company surviving the merger, as provided for in the Merger Agreement (the "Merger"). In the Merger, each outstanding share of Common Stock of the Company will be converted into the right to receive $16.00 in cash, without interest, and the Company will become a wholly owned subsidiary of DHI.

      The affirmative vote of the holders of a majority of the outstanding Company Common Shares is necessary to approve the Merger Agreement. The terms and conditions of the Merger are explained in detail in the accompanying Proxy Statement, which we urge you to read carefully.

      The Board of Directors has unanimously approved the Merger Agreement as in the best interests of the Company and the shareholders. The Board recommends that you vote in favor of the approval and adoption of the Merger Agreement.

      Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card.

      Please do not send your share certificates with your proxy card. If the Merger Agreement is approved and the other conditions to the Merger are satisfied, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

      On behalf of the Board of Directors, thank you for your continued support.

                                   Sincerely,
                                   Don R. Taylor, Chief Executive Officer

                                      DEFINITIVE PROXY SOLICITATION MATERIALS--
                                         TO BE SENT TO SHAREHOLDERS ON OR ABOUT
                                                                  JULY 20, 1998

                           PERSONNEL MANAGEMENT, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


       A Special Meeting of Shareholders of Personnel Management, Inc. (the "Company") will be held on Tuesday, August 18, 1998, at 10:00 a.m., Eastern Standard Time, at the Lees Inn, 1281 South Park Drive, Greenwood, Indiana 46143, for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization and the Plan of Merger attached thereto (the "Merger Agreement"), dated June 16, 1998, among the Company, DHI Sub Corp and DHI Holdings, Inc. ("DHI"), pursuant to which DHI Sub Corp, an Indiana corporation and a wholly owned subsidiary of DHI ("Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger, upon the terms and conditions of the Merger Agreement, and each Common Share of the Company, no par value, issued and outstanding immediately prior to the effectiveness of the Merger will be converted into the right to receive $16.00 in cash, without interest. The Merger is more completely described in the accompanying Proxy Statement, and a copy of the Merger Agreement is attached as Appendix A thereto.

      2. To transact such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only holders of record of the Company's Common Shares at the close of business on June 24, 1998, the record date for the Special Meeting (the "Record Date"), are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

      SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                                    DON R. TAYLOR
                                                    Chief Executive Officer

July 20, 1998
Greenwood, Indiana

                     PROXY STATEMENT FOR SPECIAL MEETING OF
                   SHAREHOLDERS OF PERSONNEL MANAGEMENT, INC.

                                TABLE OF CONTENTS
                                                                           Page

FORWARD-LOOKING STATEMENTS..................................................
SUMMARY OF PROXY STATEMENT..................................................
THE SPECIAL MEETING.........................................................
PARTIES TO THE MERGER.......................................................
     The Company............................................................
     DHI....................................................................
     Sub....................................................................
THE MERGER..................................................................
     General................................................................
     Recommendation of the Board of Directors...............................
     Background of and Reasons for the Merger...............................
     Opinion of Financial Advisor...........................................
     Conditions to the Merger...............................................
     Termination Provisions.................................................
     Termination Fee........................................................
     Conduct of Business Pending the Merger.................................
     Effective Time of the Merger...........................................
     Payment for Common Shares..............................................
     Stock Options..........................................................
     High and Low Stock Prices..............................................
     Certain Federal Income Tax Consequences of the Merger..................
     Expenses of the Merger.................................................
ABSENCE OF DISSENTERS'  RIGHTS..............................................
VOTING AGREEMENT............................................................
FINANCING OF THE MERGER; CREDITORS' RIGHTS RISKS............................
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................................
     Agreement with JBD Real Estate, Inc....................................
     Change of Control Severance Benefits Agreements
       and Employment Agreements............................................
     Stock Options..........................................................
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS.............................
ACCOUNTING TREATMENT OF THE MERGER..........................................
OTHER MATTERS...............................................................
EXPENSES....................................................................
INDEPENDENT PUBLIC AUDITORS.................................................
SHAREHOLDER PROPOSALS.......................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................

Appendix A -   Agreement and Plan of Merger and Reorganization
               dated June 16, 1998
Appendix B -   Opinion of  George K. Baum & Company

A copy of the Personnel Management, Inc. 1997 Annual Report to Shareholders accompanies this Proxy Statement.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains certain forward-looking statements. To comply with the terms of a "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 that protects the makers of such statements from liability under certain circumstances, the Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by these forward-looking statements. The risks and uncertainties that may affect actual results or experience include general economic conditions, economic and other factors that could affect the ability of DHI to obtain the financing for which it has commitments, the possible inability of DHI or the Company to satisfy the conditions to the Merger, contingent risks to shareholders of the Company under creditors' rights laws and other risks and uncertainties described throughout this Proxy Statement. Additional factors may be found in other filings by the Company with the Securities and Exchange Commission, to which reference is made.

                           SUMMARY OF PROXY STATEMENT

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. Shareholders are urged to read the entire Proxy Statement carefully. Shareholders also should read the Agreement and Plan of Merger and Reorganization and the Plan of Merger attached thereto (the "Merger Agreement") and the opinion of George K. Baum & Company, copies of both of which are included in appendices to this Proxy Statement. This summary is necessarily incomplete and is qualified in its entirety by reference to the full text of, and the documents referred to in, this Proxy Statement and its appendices. The descriptions in the following summary and in the full text of this Proxy Statement of the terms and conditions of the Merger Agreement are qualified in their entirety by reference to the Merger Agreement attached as Appendix A.


THE SPECIAL MEETING

                    The Special Meeting is scheduled to be held on Tuesday, August 18, 1998, at 10:00 a.m., E.S.T., at the Lees Inn, 1281 South Park Drive, Greenwood, Indiana 46143, to consider and vote upon the proposal to approve and adopt the Merger Agreement. Only Shareholders of record at the close of business on June 24, 1998 (the "Record Date"), will be entitled to vote at the Special Meeting. On such date there were 2,048,951 shares of the Company's voting common stock, no par value (the "Common Shares"), issued and outstanding. See "THE SPECIAL MEETING." The proposal to approve the Merger Agreement will be approved and adopted if it is approved by the affirmative vote of the holders of a majority of the Common Shares issued and outstanding on the Record Date for the Special Meeting. As of the Record Date, Don R. Taylor, the founder, Chief Executive Officer and a Director of the Company, held 621,805 Common Shares, representing approximately 30.4 percent of the issued and outstanding Common Shares. Pursuant to a Voting Agreement dated June 16, 1998, between Mr. Taylor and DHI, Mr. Taylor has agreed to vote all of the Common Shares held by him in favor of the approval and adoption of the Merger Agreement at the Special Meeting. See "VOTING AGREEMENT." Therefore, 402,671, or approximately 19.7 percent, of the Common Shares issued and outstanding on the Record Date, in addition to the Common Shares held by Mr. Taylor, would be required for the approval and adoption of the Merger Agreement. As of the Record Date, Directors and executive officers other than Mr. Taylor held 52,338, or approximately 2.6 percent, of the Common Shares issued and outstanding on that date.

PARTIES TO THE MERGER
AGREEMENT

      The Company

                    The Company is an Indiana corporation founded in 1986 and based in Greenwood, Indiana. The Company provides temporary and long-term industrial and clerical staffing services to businesses located in Indiana, Kentucky, Georgia and Florida. The Company's executive offices are located at 1499 Windhorst Way, Suite 100, Greenwood, Indiana 46143. Its telephone number is 317-888-4400.



      DHI
                    DHI is an Ohio corporation and the sole shareholder of Diversco, Inc., a contract maintenance and industrial services firm headquartered in Spartanburg, South Carolina. The principal executive offices of DHI are located at Landerbrook Corporate Center One, Suite 280, Mayfield Heights, Ohio 44124. Its telephone number is (440) 684-1400. See "INFORMATION ABOUT DHI."



      Sub
                    Sub is an Indiana corporation and a wholly owned subsidiary of DHI that has been organized to facilitate the Merger. Its address and telephone number are the same as that of DHI.


THE MERGER

General
                    The Merger Agreement provides for Sub to be merged with and into the Company, with the Company surviving the Merger. Pursuant to the Merger, the Company will become a wholly owned subsidiary of DHI and each issued and outstanding Common Share will be converted into the right to receive $16.00 in cash. See "TERMS OF THE MERGER --Merger Consideration." The affirmative vote of a majority of the Common Shares issued and outstanding as of the Record Date will be required to approve and adopt the Merger Agreement.

Board Approval and
Recommendation

                    In a meeting held on May 18, 1998, the Company's Board of Directors voted to enter into a period of exclusive negotiations with DHI based on DHI's offer of $16.00 per share and based on the expectation that the parties would be able to negotiate a mutually satisfactory definitive agreement setting forth the terms and conditions of an acquisition of the Company. The Board approved the Merger Agreement on June 15, 1998. The Company's Board of Directors has unanimously determined that the Merger Agreement and the transactions contemplated by it are in the best interests of the Company and its shareholders and has unanimously approved and adopted the Merger Agreement and the Merger. The Board recommends a vote for approval and adoption of the Merger Agreement. See "THE MERGER--Recommendation of the Board of Directors". For information regarding the interests of members of the Board of Directors of the Company in the Merger, in addition to their interests as shareholders, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER".

Background and Reasons
for the Merger

                    On February 16, 1998, the Company engaged George K. Baum & Company ("Baum") to evaluate financial and strategic alternatives to enhance shareholder value. The Company authorized Baum to solicit indications of interest in acquiring the Company and to evaluate any proposals to acquire the Company. The Company's Board of Directors met with representatives of Baum on May 7, 1998, to discuss the results of the solicitation. On May 18, 1998, the Board voted to enter into a period of exclusive negotiations with DHI based on DHI's offer of $16.00 per share. The Board approved the Merger Agreement on June 15, 1998. See "THE MERGER -- Background of and Reasons for the Merger."

Opinion of Financial
Advisor

                    Baum has rendered an opinion that, as of the date of such opinion and subject to certain assumptions, factors, and limitations set forth in its written opinion, the Merger Consideration to be received by the holders of Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders. The full text of Baum's opinion is set forth in Appendix B to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety. See "THE MERGER -- Opinion of Financial Advisor."

Conditions to the Merger

                    The respective obligations of the Company, DHI and Sub to consummate the Merger are subject to the satisfaction of certain conditions, including approval and adoption of the Merger Agreement by the requisite vote of the Shareholders of the Company, the continuing accuracy of representations and warranties of each party, and other conditions customary for a transaction of this nature. See "THE MERGER --Conditions to the Merger."

Financing and Creditors'
Rights Issues

                    DHI expects to finance the payment of the Merger Consideration through equity capital contributions and borrowings and DHI has informed the Company that it has obtained certain commitments for such contributions and borrowings. DHI's obligations under the Merger Agreement are not conditioned upon its ability to obtain financing. In debt-financed acquisitions like the Merger, however, unsecured creditors of the acquired company may be entitled to obtain payment of their claims from shareholders if the acquired company subsequently is unable to satisfy its obligations and a court determines that the company, at or after the acquisition, was insolvent, had an unreasonably low level of capital, or had debts beyond its ability to pay. Although the Company, based on its review of DHI's financing plans, does not believe a finding would be made to require payment of the Company's unsecured debt by its shareholders, there can be no such assurance. At April 30, 1998, the Company's unsecured debt was approximately $5 million. See "FINANCING OF THE MERGER; CREDITORS' RIGHTS RISKS."

Termination

                    Provisions In certain circumstances, if the Merger Agreement is terminated prior to consummation of the Merger, the Company is obligated to pay DHI a termination fee in the amount of $1,250,000. See "THE MERGER -- Termination Provisions" and "THE MERGER -- Termination Fee".

Conduct of Business
Pending the Merger

                    Until the Merger is consummated, the Merger Agreement requires the Company to conduct its business in the ordinary course and in a manner consistent with past practice and prohibits the Company from engaging in certain transactions without the prior written consent of DHI. See "THE MERGER--Conduct of Business Pending the Merger."

Effective Time of the
Merger

                    The Merger will be consummated after receipt of Shareholder approval and after satisfaction or waiver of all other conditions under the Merger Agreement, and will be effective upon filing of appropriate Articles of Merger with the Indiana Secretary of State (the "Effective Time"). It is currently anticipated that the Merger will be consummated on or before August 31, 1998. See "THE MERGER--Conditions to the Merger" and "THE MERGER--Effective Time of the Merger."

Payment for Common Shares

                    If the Merger is consummated, Shareholders will be advised of the procedures to be followed in surrendering their Common Share certificates in exchange for the cash consideration payable to them under the Merger Agreement.

Stock Options

                    As a condition to DHI's obligations under the Merger Agreement, all options to acquire Common Shares held by employees and Directors of the Company pursuant to the Company's stock option plans, whether such options are currently exercisable or not, must be exercised or canceled prior to or at the Effective Time. With respect to options that are canceled, the option holders will be entitled to receive, for each Common Share potentially issuable under the options, payment of an amount equal to the difference between the Merger Consideration ($16.00) and the purchase price (exercise price) per Common Share under each option. Such payment with respect to options that are not yet exercisable will have the effect of accelerating the date as of which such options become exercisable. See "THE MERGER -- Stock Options" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Stock Options".

High and Low
Stock Prices

                    The Common Shares are listed for quotation on the Nasdaq National Market System under the trading symbol "TPMI." On June 15, 1998, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sale prices reported on the Nasdaq National Market System for a Common Share were $13.00 and $12.75, respectively.

Certain Federal Tax
Consequences

                    As a consequence of the Merger, each holder of Common Shares will recognize taxable gain or loss for federal income tax purposes equal to the difference between the holder's adjusted tax basis in his or her shares and the amount of Merger Consideration received for such shares in the Merger. Each Shareholder should consult his or her tax advisor with respect to the individual tax consequences of the Merger. See THE MERGER--Certain Federal Income Tax Consequences of the Merger."

Absence of Dissenters'
 Rights

                    Under the Indiana Business Corporation Law ("IBCL"), holders of the Company's Common Shares will not be entitled to dissenters' rights as a result of the Merger. The IBCL provides that dissenters' rights are unavailable in a merger with respect to shares of any class of stock which on the applicable record date for the shareholder vote on such merger are listed on a national securities exchange or on the Nasdaq National Market System. On the Record Date, the Company's Common Shares were listed on the Nasdaq National Market System. Accordingly, holders of the Company's Common Shares will not have dissenters' rights as a result of the Merger.

Accounting Treatment

                    The Merger will be treated as a purchase for accounting purposes. See "ACCOUNTING TREATMENT OF THE MERGER."

Expenses of the Merger

                    Generally, each party will pay its own expenses incurred in connection with the Merger. See "THE MERGER--Expenses of the Merger."



                                 PROXY STATEMENT

                               THE SPECIAL MEETING


      This Proxy Statement, the letter to shareholders, the Notice of Special Meeting and the form of proxy are being furnished to Shareholders on or about July 20, 1998, in connection with the solicitation by the Board of Directors of Personnel Management, Inc. (the "Company"), of proxies to be voted at the Special Meeting of Shareholders and any adjournments or postponements thereof (the "Special Meeting"). The Special Meeting will be held at 10:00 a.m., Eastern Standard Time, on Tuesday, August 18, 1998, at the Lees Inn, 1281 South Park Drive, Greenwood, Indiana 46143. The Company's executive offices are located at 1499 Windhorst Way, Suite 100, Greenwood, Indiana 46143.

      The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization dated June 16, 1998 and the Plan of Merger attached thereto (the "Merger Agreement") among the Company; DHI Holdings, Inc., an Ohio corporation ("DHI"); and DHI Sub Corp, an Indiana corporation and a wholly owned subsidiary of DHI ("Sub"). The Merger Agreement provides for the merger of Sub with and into the Company (the "Merger"), with the Company surviving the Merger. Pursuant to the Merger, the Company will become a wholly owned subsidiary of DHI and each Common Share, no par value per share, of the Company (the "Common Shares") issued and outstanding immediately prior to the Merger will be converted into the right to receive $16.00 in cash.

      At the close of business on June 24, 1998, the record date for the Special Meeting (the "Record Date"), there were 2,048,951 Common Shares issued and outstanding and entitled to vote at the Special Meeting.

      The proposal to approve the Merger Agreement will be adopted if it is approved by the affirmative vote of the holders of a majority of the Common Shares issued and outstanding at the Record Date. Proxies marked as abstentions and shares held in street name that are designated by brokers on proxy cards as not voted will not be counted as votes cast and, as a result, will have the same effect as a vote against adoption and approval of the Merger Agreement. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for the purpose of determining whether a quorum is present. As of the Record Date, Don R. Taylor, the founder, Chief Executive Officer and a Director of the Company, held 621,805 Common Shares, or approximately 30.4 percent of the Common Shares outstanding on that date. Pursuant to a Voting Agreement dated June 16, 1998, between Mr. Taylor and DHI, Mr. Taylor has agreed to vote all of the Common Shares held by him in favor of the approval and adoption of the Merger Agreement at the Special Meeting. Therefore, the affirmative vote of 402,671, or approximately 19.7 percent of the Common Shares issued and outstanding on the Record Date, in addition to the Common Shares held by Mr. Taylor, will be required for the approval and adoption of the Merger Agreement. The Directors and executive officers of the Company other than Mr. Taylor held in the aggregate 52,338 Common Shares, representing approximately 2.6 percent of the Common Shares issued and outstanding, on the Record Date .

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Company authorized to tabulate votes) (i) an instrument revoking the proxy, or (ii) a subsequently dated proxy, or (b) attending the Special Meeting and voting in person. Unless revoked, the proxy will be voted at the Special Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted in favor of approval and adoption of the Merger Agreement.

      SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE SPECIAL MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARD IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

      SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. Promptly following the consummation of the Merger, a letter of transmittal with instructions on the procedures for surrendering shares and receiving the Merger Consideration will be forwarded to all shareholders .

                              PARTIES TO THE MERGER

The Company

      The Company is an Indiana corporation founded by Don R. Taylor and based in Greenwood, Indiana. The Company provides temporary and long-term staffing services to businesses through 46 offices located in Indiana, Kentucky, Georgia, and Florida. The Company's staffing business primarily involves providing temporary employees to industrial clients, although it also provides clerical, technical and professional temporary staffing and long-term placement services. The Company has grown rapidly through the opening of new branch offices and by acquisitions of other staffing businesses since it commenced operations as a provider of staffing services in central Indiana in 1986. The Common Shares are quoted on the Nasdaq National Market System under the trading symbol "TPMI." The Company's principal executive offices are located at 1499 Windhorst Way, Suite 100, Greenwood, Indiana, 46143, and its telephone number is 317-888-4400.

DHI

      DHI is an Ohio corporation that is the parent corporation and sole shareholder of Diversco, Inc., a contract maintenance and industrial services firm based in Spartanburg, South Carolina, that DHI acquired in October 1996. The principal executive offices of DHI are located at Landerbrook Corporate Center One, Suite 280, Mayfield Heights, Ohio 44124. Its telephone number is
(440) 684-1400. The principal executive offices of Diversco, Inc. are located at 105 Diversco Drive, Spartanburg, South Carolina 29304, and its telephone number is (864) 579-3420.

Sub

      Sub is an Indiana corporation that was formed solely for the purpose of facilitating the Merger. The mailing address for Sub is Landerbrook Corporate Center One, Suite 280, Mayfield Heights, Ohio 44124, and its telephone number is
(440) 684-1400.


                                   THE MERGER

      The following description of the terms of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement. All Shareholders are urged to read the Merger Agreement in its entirety prior to voting.

General

     The Merger Agreement provides that Sub will be merged with and into the Company and each issued and outstanding Common Share of the Company will be converted into the right to receive $16.00 in cash (the "Merger Consideration"). The Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of DHI and Sub's separate existence will cease. Each warrant issued in connection with the Company's initial public offering and each stock option issued pursuant to the Company's stock option plans that remains unexercised at the Effective Time will be converted into the right to receive, in cash, the difference between $16.00 and the exercise price per share of each such warrant and option.

Recommendation of the Board of Directors

      In a meeting held on May 18, 1998, the Company's Board of Directors voted to enter into a period of exclusive negotiations with DHI based on DHI's offer of $16.00 per share and based on the expectation that the parties would be able to negotiate a mutually satisfactory definitive agreement setting forth the terms and conditions of an acquisition of the Company. The Board approved the Merger Agreement on June 15, 1998. The Company's Board of Directors has unanimously determined that the Merger Agreement and the transactions contemplated by it are in the best interests of the Company and its shareholders and has unanimously approved and adopted the Merger Agreement. THE BOARD RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. For information regarding the interests of members of the Board of Directors of the Company in the Merger, in addition to their interests as shareholders, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER".

Background of and Reasons for the Merger

       During April 1997, Don R. Taylor, the Company's Chief Executive Officer, asked George K. Baum & Company ("Baum") to prepare an analysis of financial and strategic alternatives available to the Company to enhance shareholder value. This analysis included a "status quo" scenario, combining forces with another staffing company of similar size (a "strategic merger"), and a sale of control to another company. Baum reported on the advantages and disadvantages of each alternative at a meeting with management during May 1997 and, at Mr. Taylor's request, at a meeting of the Board of Directors held on August 18, 1997.

      During July 1997, independent of the discussions with Baum, the Company was introduced to DHI and its principal shareholder, Linsalata Capital Partners, by an investment banking firm other than Baum. The other investment banking firm and the Company were discussing strategies that would enhance the Company's stock market valuation and, as a result of those discussions, the other firm introduced the Company and DHI. Representatives of the Company and DHI met in Indianapolis, Indiana, on August 11, 1997. As a result of those discussions, DHI indicated it might be interested in buying all the Common Shares of the Company, except those Common Shares held by the executive officers of the Company, for a cash purchase price of $14.00 per share. The Company did not pursue those discussions further at that time.

      Baum met with the Board of Directors again to discuss financial and strategic alternatives available to the Company on January 21, 1998. On February 16, 1998, the Company engaged Baum to evaluate financial and strategic alternatives to enhance shareholder value and, if requested, to render an opinion as to the fairness of the financial consideration to be received by the Company or its shareholders in connection with any transaction involving the Company. In connection with the evaluation of these alternatives, the Company authorized Baum to solicit indications of interest in acquiring the Company and to evaluate any proposals to acquire the Company. A descriptive memorandum was prepared and provided to potentially interested persons.

      Baum contacted prospective buyers at the end of February and beginning of March, 1998. Baum contacted 48 potential buyers and asked for preliminary indications of interest. Six potential buyers indicated interest on or prior to March 23, 1998. The Company formally agreed to permit certain persons who had submitted preliminary indications of interest, including DHI, to perform a due diligence investigation of the Company. During April, 1998 these potential purchasers, including DHI, performed due diligence on the Company. DHI submitted its proposal to acquire the Company on or about May 4, 1998. The proposal contemplated a cash offer of $15.00 per share.

      On May 7, 1998, the Board and executive management met with Baum and Leagre Chandler & Millard, the Company's legal advisors, to consider the Company's financial and strategic alternatives and the developments with respect to the effort commenced in February 1998. At that meeting, Baum reviewed with the Company the persons who had indicated an interest in acquiring the Company. Following a discussion regarding the consideration of the Company's financial and strategic alternatives, Baum was directed to continue discussions with several of the parties who had indicated an interest in acquiring the Company, including DHI.

      Between May 7, 1998 and May 17, 1998, DHI increased its offer to $16.00 per share. As a condition of its offer, DHI required that the Company enter into an agreement to negotiate exclusively with DHI for a 21-day period (such period was subsequently extended by five days by mutual agreement). After further consideration of the Company's financial and strategic alternatives to enhance shareholder value other than through the sale of the Company and upon receipt of oral assurances from Baum that Baum expected to be able to opine that the consideration to be received in the transaction proposed by DHI was fair, from a financial point of view, to the shareholders of the Company, the Board agreed on May 18 to enter into a period of exclusive negotiations with DHI based on DHI's offer of $16.00 per share and based on the expectation that the parties would be able to negotiate a mutually satisfactory definitive agreement setting forth the terms and conditions of an acquisition of the Company. In connection with its consideration of whether to enter into exclusive negotiations with DHI for such 21-day period, the Board discussed that Mr. Taylor would not be continuing his employment by the Company after the acquisition of the Company. The Board's discussion assumed Mr. Taylor would be paid his severance entitlement under Mr. Taylor's Change of Control Severance Benefits Agreement with the Company. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER".

      During detailed negotiations with DHI commencing on May 19, 1998, it became evident that DHI believed that Mr. Taylor would be retiring upon completion of the Merger and therefore had not intended that Mr. Taylor would be paid his severance entitlement under Mr. Taylor's Change of Control Severance Benefits Agreement with the Company. Representatives of the Company told DHI that the Board had approved the 21-day period of exclusive negotiation on the basis that the severance entitlement would be paid and that the parties would therefore need to reconsider their positions.

      Subsequent discussions ensued between Baum, DHI and Mr. Taylor after May 19 and DHI submitted a revised offer. The revised offer contemplated that Mr. Taylor would receive a reduced severance benefit, effected by the Company's forgiveness of Mr. Taylor's outstanding debt to the Company. In addition, the revised offer contemplated that Mr. Taylor would be required to enter into a five-year noncompetition and confidentiality agreement and would be required to cancel his agreement with the Company relating to the acquisition by the Company of Mr. Taylor's shares of JBD Real Estate, Inc. upon a change of control event (See "INTERESTS OF CERTAIN PERSONS IN THE MERGER"). The Board was informed that Mr. Taylor had agreed to the revised offer. The Board approved the revised offer on May 22, 1998, which revised offer also provided a value of $16.00 per share to the Company's shareholders.

      Subsequent to the execution of the revised offer, the Company's management, legal counsel and Baum conducted extensive negotiations with principal executive officers of DHI and its legal counsel and DHI continued to conduct its due diligence review of the Company and to finalize its arrangements for financing the Merger.

      On June 15, 1998, the Company's Board of Directors and executive management met with Baum and the Company's legal advisors to consider whether to approve the proposed transaction with DHI on the terms set forth in the Merger Agreement, and the results of negotiations with respect to the Company's representations and warranties to DHI, and certain conditions precedent to the obligations of DHI, in each case under the Merger Agreement. The Board also reviewed the financing commitments that had been submitted by DHI. In addition, Baum presented certain financial and other analyses and orally rendered an opinion that the $16.00 per Common Share in cash to be received by the shareholders pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders. The Board also reviewed the personal interests of the members of the Board of Directors and of the executive officers of the Company in the Merger (see "INTERESTS OF CERTAIN PERSONS IN THE MERGER"). After discussion, the Board unanimously approved the Merger Agreement and unanimously determined to recommend to the Shareholders the approval and adoption of the Merger Agreement. The Company executed the Merger Agreement on the morning of June 16, 1998, and the transaction was promptly announced publicly.

Opinion of Financial Advisor

      The George K. Baum & Company Opinion. On June 15, 1998, Baum delivered its oral opinion, subsequently confirmed in writing, to the Board of Directors of the Company that, as of the date of such opinion, the $16.00 per share in cash to be received by the holders of the Common Shares of the Company (other than DHI Holdings, Inc. ("Parent"), the Company or any direct or indirect subsidiary of Parent or the Company) for all of the outstanding Common Shares is fair from a financial point of view to such holders.

      The full text of the written opinion of Baum dated June 15, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B to this Proxy Statement and is incorporated herein by reference. The shareholders of the Company are urged to, and should, read such opinion in its entirety.

      In connection with its opinion, Baum reviewed, among other things, (i) the Merger Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the four years ended October 31, 1997; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain other communications from the Company to its shareholders; and (v) certain internal financial analyses and forecasts prepared by the Company's management for the Company. Baum also held discussions with members of the senior management of the Company regarding the past and current business operations and financial condition and future prospects of the Company. In addition, Baum reviewed the reported price and trading activity for the Common Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the staffing industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

      Baum relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Baum has not made an independent evaluation or appraisal of the assets and liabilities of the Company and Baum has not been furnished with any such evaluation or appraisal. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Baum or any other person assumes responsibility if future results are materially different from those forecast. The advisory services of Baum and the opinion of Baum referred to herein were provided for the information and assistance of the Board in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of the Common Shares should vote with respect to the Merger Agreement.

      The following is a summary of certain of the financial analyses used by Baum in connection with providing its opinion.

        (a) Historical Stock Trading Analysis. Baum reviewed the historical trading prices and volumes for the Common Shares over the period from the date of the Company's initial public offering on January 26, 1994 to June 5, 1998; over the period from June 5, 1997 to June 5, 1998; and over the period from March 5, 1998 to June 5, 1998. Such review included a review of the volume of shares traded at specific prices. Such presentation indicated, for the period from January 26, 1994 to June 5, 1998; the period from June 5, 1997 to June 5, 1998; and the period from March 5, 1998 to June 5, 1998; weighted average market prices of $10.30; $12.21; and $13.60, respectively, per share of the Common Shares, based on trading prices and volumes for the Common Shares during such periods.

        Such review also included Baum's analysis of the indexed historical trading prices of the Common Shares since the Company's initial public offering and during the period from June 5, 1997 to June 5, 1998 (based on trading prices for the Common Shares determined daily during such period) as compared to the Standard & Poor's 500 Index, the Russell 2000 Index, as well as trading prices of shares of a group of companies in the staffing industry.

        (b) Selected Companies Analysis. Baum reviewed and compared certain financial information relating to the Company to corresponding financial information, financial ratios and public market valuation multiples for eight publicly traded corporations: Kelly Services, Inc.; Labor Ready, Inc.; Manpower, Inc.; Norrell Corporation; RemedyTemp, Inc.; SOS Staffing Services, Inc.; StaffMark, Inc; and Western Staff Services, Inc. (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to the operations of the Company. Baum calculated and compared various financial multiples and ratios. The multiples and ratios for the Company were based on information provided by the Company's management, publicly available information, and the $16.00 share price set forth in the Merger Agreement; the multiples for each of the Selected Companies were based on publicly available information and selected research analyst estimates as of June 5, 1998. With respect to the Selected Companies, Baum considered enterprise value (i.e. market value of common equity plus total debt less cash) as a multiple of the following data for the last twelve months ("LTM"): (i) sales, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iii) earnings before interest and taxes ("EBIT"). Baum's analyses of the Selected Companies indicated enterprise value multiples of LTM sales which ranged from 0.3x to 1.8x with a median of 0.6x (compared to 0.5x for the Company), EBITDA which ranged from 7.9x to 40.1x with a median of 11.9x (compared to 8.4x for the Company) and EBIT which ranged from 9.5x to 54.8x with a median of 14.8x (compared to 10.5x for the Company). Baum also considered for the Selected Companies the ratio of share price to estimated 1998 earnings per share which ranged from 14.6x to 46.7x with a median of 20.1x (compared to 19.6x for the Company), LTM EBITDA margins which ranged from 3.9% to 8.3% with a median of 4.6% (compared to 5.8% for the Company), total market capitalization which ranged from $242.2 million to $3,435.5 million with a median of $639.1 million (compared to $32.8 million for the Company), three-year compound annual growth rates for revenue which ranged from 15.0% to 211.8% with a median of 27.8% (compared to 11.1% for the Company), three-year compound annual growth rates for operating income which ranged from 9.8% to 339.6% with a median of 65.3% (compared to 24.5% for the Company), and total debt as a percentage of total capitalization which ranged from 0.0% to 12.2% with a median of 4.8% (compared to 19.2% for the Company).

        (c) Discounted Cash Flow Analysis. Baum performed a discounted cash flow analysis using financial projections prepared by management of the Company. Baum calculated a net present value of free cash flows for the years 1998 through 2003 using discount rates of 12%, 13%, 14% and 15%. Baum calculated terminal values at the year ended 2003 based on projected free cash flow divided by the difference between the Company's weighted average cost of capital which was assumed to be 12%, 13%, 14% or 15% and the Company's long-term growth rates which were assumed to be 4%, 5% or 6%. These terminal values were then discounted to the present value using discount rates of 12%, 13%, 14% and 15%, resulting in 12 implied per share equity values ranging from $10.30 to $19.00 with an average of $13.79.

        (d) Selected Transactions Analysis. Baum analyzed certain information relating to selected transactions in the staffing industry since August 1995 (the "Selected Staffing Transactions"). Such analysis indicated that for the Selected Staffing Transactions aggregate consideration paid (i.e.: market value of common equity issued to seller plus debt assumed plus cash paid plus the value of any other consideration paid to seller by purchaser) as a multiple of LTM target company revenue ranged from 0.1x to 1.4x with a median of 0.2x (compared to 0.5x for the Company based upon the aggregate consideration to be received).

        (e) Change of Control Stock Price Premium Analysis. A change of control stock price premium is the percentage increase in the price of a stock from a specific period prior to the announcement of a change of control transaction to the price paid per share of stock in the transaction. Baum reviewed the trading history of the Common Shares at periods of one week and four weeks prior to rendering its opinion to the Board on June 15, 1998, as a basis for determining a range of prices that could be expected to be paid in a transaction that changes the control of the Company. Baum analyzed selected change of control transactions since January 1996 (the "Selected Change of Control Transactions") which involved aggregate consideration of $25 million to $100 million and target companies (the "Target Companies") whose stock was publicly traded. Such analysis indicated that the holders of the Target Companies' stock generally received premiums over the prices at which such stock traded prior to announcements of the transactions. The median stock price premiums paid in the Selected Change of Control Transactions were calculated to be 16.3% and 20.3% greater than the prices at which the shares of the Target Companies' stock traded one week and four weeks, respectively, prior to announcement of the Selected Change of Control Transactions. Baum's analysis indicated that applying these change of control stock price premiums to the Company's closing share price one week and four weeks prior to Baum's rendering its opinion to the Board on June 15, 1998, yields per share prices of $15.12 and $15.34, respectively.

        (f) Leveraged Buyout Analysis. Baum performed an analysis of a leveraged buyout of the Company. In conducting its analysis, Baum utilized financial projections for fiscal years 1998 through 2003 prepared by the Company's management. The calculations assumed that a financial buyer would maximize borrowings based upon the borrower's ability to repay debt through internal cash flow. The calculations were based upon certain assumptions including: (i) a required internal rate of return on equity of at least 35%, (ii) senior debt to EBITDA ratios of no more than 4.5 times, (iii) total debt to EBITDA ratios of no more than 6.0 times, (iv) a five year operating period between the purchase by the financial buyer and the financial buyer's sale to another party and (v) that the multiple of EBITDA paid by the financial buyer would equal the multiple of EBITDA paid to the financial buyer at the time of the financial buyer's sale of the Company. The calculations resulted in Baum's assumption that the financial buyer could borrow approximately 85% of the purchase price at interest rates between 9.25% and 12.0%. The analysis also included the assumption that a financial buyer would provide the balance of the purchase price through an equity investment of approximately 15% of the purchase price. Based upon this analysis Baum calculated an implied per share equity value of $12.40 utilizing the financial projections provided by the Company's management.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole as well as any other information considered relevant by Baum, could create an incomplete view of the processes underlying Baum's opinion. In arriving at its fairness determination, Baum considered the results of all such analyses. No company or transaction used as a comparison in the above analyses is directly comparable to the Company, Parent or the contemplated transaction. The analyses were prepared solely for the purposes of Baum's providing its opinion to the Board as to the fairness from a financial point of view of the $16.00 per share in cash to be received by the shareholders of the Company (other than Parent, the Company or any direct or indirect subsidiary of Parent or the Company) for all of the outstanding Common Shares of the Company and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Baum or any other person assumes responsibility if future results are materially different from those forecast. As described above, Baum's opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Baum and is qualified by reference to the written opinion of Baum set forth in Appendix B hereto.

      Engagement of Baum. Baum, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Baum as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in the staffing industry and in mergers and acquisitions.

     Pursuant to an engagement letter, dated February 16, 1998, the Company engaged Baum to act as its financial advisor in connection with the Merger Agreement, and agreed to: (i) pay Baum a transaction fee based on the aggregate consideration of the Merger, resulting in a fee of 1.50% of such consideration, all of which is contingent upon the consummation of the Merger, (ii) reimburse Baum for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel, and (iii) to indemnify Baum against certain liabilities, including certain liabilities under the Federal securities laws.
Conditions to the Merger

      Consummation of the Merger is subject to the satisfaction, at or prior to the closing of the Merger, of each of the following conditions precedent:

      (a) The Merger Agreement shall have been approved by the holders of a majority of the issued and outstanding Common Shares of the Company;

      (b) The making or receipt of all corporate filings or approvals necessary to consummate the Merger;

     (c) The representations and warranties of the parties in the Merger Agreement shall be true and correct in all material respects as of the closing date of the Merger;

     (d) Each of the parties shall have performed each obligation and covenant required to be performed by it under the Merger Agreement;

      (e)  All third party consents shall have been obtained;

      (f) Each of the Directors of the Company and its subsidiaries shall have submitted their resignations effective as of the Effective Time;

      (g) The Company shall have caused all outstanding warrants and options to have been exercised or terminated;

      (h) All employee loans or notes receivable from employees of the Company or its subsidiaries, other than loans or notes which are, individually or in the aggregate, in a principal amount of $10,000 or less, shall have been paid (with respect to certain other loans, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER");

      (i) The absence of the enactment or issuance of any governmental authority, agency or court of any law, rule, regulation, order, decree, ruling or injunction that would have the effect of prohibiting the Merger;

      (j) The absence of any material adverse change in the business, properties, operations, prospects or assets, or in the condition (financial or otherwise), of the Company and its subsidiaries taken as a whole; and

      (k) Other customary conditions and obligations of the parties set forth in the Merger Agreement shall have been satisfied.

      Prior to the Effective Time, the conditions to the consummation of the Merger Agreement may be waived in writing by the party entitled to the benefit thereof.

Termination Provisions

      There are a number of circumstances under which the Merger Agreement may be terminated by either the Company or DHI, including the following:

      (a)  if the Merger is not completed by October 14, 1998;

      (b) if a breach of the Merger Agreement by the other party is not cured within 30 days after notice of the breach is given;

      (c) if a condition precedent becomes impossible to satisfy (other than because of a breach by the terminating party); or

      (d) if the Shareholders of the Company fail to approve and adopt the Merger Agreement.

      The Board of Directors of the Company can terminate the Merger Agreement if the Company receives a more favorable offer to be acquired from a third party, which offer the Board of Directors of the Company votes to accept.

      DHI has a right to terminate the Merger Agreement if any of the following occur:

      (a) prior to the completion of the Merger someone (other than DHI) acquires more than 50 percent of the issued and outstanding Common Shares;

      (b) following the receipt of an acquisition proposal from a third party, the Company breaches the Merger Agreement and fails to cure the breach within 10 days after notice of the breach is given; or

      (c) the Board of Directors of the Company, prior to the shareholders' vote, withdraws, modifies or qualifies its recommendation that the shareholders approve the Merger or takes any position or action inconsistent with such recommendation.

Termination Fee

      The Company will be obligated to pay a termination fee to DHI in the amount of $1,250,000 (the "Termination Fee") if the Merger Agreement is terminated (prior to the completion of the Merger) under various circumstances. If the Termination Fee is paid, it will be in lieu of any rights DHI might have to recover its expenses (but not its other damages, if any) in connection with the proposed Merger. The circumstances under which the Termination Fee would be payable are as follows:

      (a) if the Company terminates the Merger Agreement because it receives a more favorable acquisition proposal;

      (b) if DHI terminates the Merger Agreement on account of a breach by the Company after the Company has received a competing acquisition proposal;

      (c)  if the  Shareholders  of the  Company  fail to approve  and adopt the
           Merger   Agreement   after  the  Company  has  received  a  competing
           acquisition proposal;

      (d) if the Shareholders of the Company fail to approve and adopt the Merger Agreement after a competing acquisition proposal has been made and then withdrawn if, within one year thereafter, the Company is acquired by someone other than DHI;

      (e) if DHI terminates the Merger Agreement because someone acquires more than 50 percent of the issued and outstanding Common Shares;

      (f) if the Company terminates the Merger Agreement because the Merger is not completed by October 14, 1998, either (i) after the Shareholders of the Company have approved the Merger, or (ii) prior to the Special Meeting if an acquisition proposal has been made to the Company by a third party;

      (g) if Baum withdraws its fairness opinion as the result of a competing acquisition proposal that, in Baum's reasonable opinion, requires Baum to withdraw such fairness opinion; or

      (h) if the Board of Directors of the Company, prior to the shareholder's vote, withdraws, modifies or qualifies its recommendation that the shareholders approve the Merger or takes any position or action inconsistent with such recommendation.

Conduct of Business Pending the Merger

      The Merger Agreement requires the Company to conduct the business of the Company and its subsidiaries in the ordinary course and in a manner consistent with past practice and to use reasonable efforts to preserve intact the present business organization of the Company and its subsidiaries, to keep available the services of its current officers and employees and to preserve the existing relationships with customers and other persons having business dealings with the Company or any of its subsidiaries. In addition, the Merger Agreement restricts or prohibits the Company and its subsidiaries from engaging in certain transactions prior to the Effective Time without the prior written consent of DHI, including (i) amending its Articles of Incorporation or Bylaws; (ii) issuing (with certain exceptions, such as pursuant to the exercise of existing stock options), selling or granting any securities of the Company or any of its subsidiaries or any options, warrants or other rights to acquire securities of the Company; (iii) selling, encumbering or disposing of any material assets of the Company or any of its subsidiaries, except for sales in the ordinary course of business; or (iv) declaring or paying any dividend or distribution on its Common Shares, effecting a split, combination or reclassification of its capital stock, or purchasing, redeeming or otherwise acquiring any such shares.

      The Company has agreed that neither it nor any of its subsidiaries will solicit or initiate any proposals or offers from any person to effect any acquisition of all or a material amount of the assets or equity securities of, or any merger, consolidation or business combination with, the Company or any of its subsidiaries or, except to the extent required by the fiduciary duties of the Board of Directors, participate in any negotiations with, or furnish any information or assistance to, any other person with respect to any such transaction.

Effective Time of the Merger

      If the Merger Agreement is approved and adopted by the requisite vote of the Shareholders of the Company and the other conditions to the consummation of the Merger are satisfied or, if permissible, waived, the Merger will become effective at the time Articles of Merger are filed with the Secretary of State of the State of Indiana in accordance with Indiana law (the "Effective Time"). It is currently anticipated that the Merger will be completed on or before August 31, 1998.

Payment for Common Shares

      As soon as reasonably practicable after the Effective Time, Shareholders will receive instructions for the procedures to be followed in surrendering certificates for their Common Shares in exchange for the Merger Consideration. To receive payment, each Shareholder will be required to surrender the certificate or certificates representing Common Shares to the bank or trust company that the Company appoints to act as exchange agent (the "Exchange Agent"). Upon the surrender of such certificate or certificates to the Exchange Agent and delivery of other customary documents that may be required by such instructions, a Shareholder will be entitled to receive in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Common Shares represented by such certificate or certificates. The Exchange Agent will not be obligated to remit payment to a Shareholder until the Shareholder delivers the certificate or certificates representing the Shareholder's Common Shares or, if any certificate is lost, stolen or destroyed, such additional documents or assurances as shall be reasonably required to protect the corporation surviving the Merger and, if required, the posting of a bond in the amount specified by the surviving corporation. SHAREHOLDERS SHOULD NOT SURRENDER THEIR COMMON SHARE CERTIFICATES AT THIS TIME.

Stock Options

      All options to acquire Common Shares held by employees and Directors of the Company pursuant to the Company's stock option plans, whether such options are currently exercisable or not, will either be exercised or canceled prior to or at the Effective Time. With respect to options that are canceled, the option holders will be entitled to receive, for each Common Share potentially issuable under the options, payment of an amount equal to the difference between the Merger Consideration ($16.00) and the purchase price (exercise price) per Common Share under each option. With respect to options that are not yet exercisable, the cancellation of those options, and the payment to be made by DHI to option holders in connection therewith, will have the effect of accelerating the date as of which such options become exercisable. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Stock Options".

High and Low Stock Prices

      The Common Shares of the Company are listed for quotation on the Nasdaq National Market System under the trading symbol "TPMI." On June 15, 1998, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sale prices for a Common Share were $13.00 and $12.75, respectively.

Certain Federal Income Tax Consequences of the Merger

      The receipt of cash by a holder of Common Shares in exchange for such holder's Common Shares pursuant to the Merger will constitute a taxable transaction for federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. For holders of Common Shares who are citizens or residents of the Unites States, generally the holder will recognize taxable gain or loss for federal income tax purposes equal to the difference between the holder's adjusted tax basis in his or her shares and the amount of Merger Consideration received for such shares in the Merger. The type of capital gain or loss a holder of Common Shares will recognize will depend upon how long the holder has held the Common Shares as a capital asset.

EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE LEGAL AND TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Expenses of the Merger

      Except as discussed above under "THE MERGER--Termination Provisions" and "THE MERGER -- Termination Fee," all expenses incurred in connection with the Merger Agreement, including all fees payable to brokers, finders and financial advisors, shall be paid by the party incurring or responsible for incurring such expense. Expenses associated with this proxy solicitation will be borne by the Company.


                          ABSENCE OF DISSENTERS' RIGHTS

      Under the Indiana Business Corporation Law ("IBCL"), holders of Common Shares will not have dissenters' rights as a result of the Merger. The IBCL provides that dissenters' rights are unavailable in a merger with respect to shares of any class of stock which on the applicable record date for the shareholder vote on such merger are listed on a national securities exchange or on the Nasdaq National Market System. On the Record Date, the Company's Common Shares were listed on the Nasdaq National Market System. Accordingly, holders of the Company's Common Shares will not have dissenters' rights as a result of the Merger.


                                VOTING AGREEMENT

      On June 16, 1998, simultaneously with the execution of the Merger Agreement, Mr. Taylor and DHI entered into a Voting Agreement in which Mr.
Taylor agrees to vote all of the Common Shares of the Company held by him in favor of the approval and adoption of the Merger Agreement at the Special Meeting. As of the date of the Voting Agreement and the Record Date, Mr. Taylor held 621,805, or approximately 30.4 percent, of the issued and outstanding Common Shares of the Company.

      In the Voting Agreement, in addition to agreeing to vote the Common Shares held by him in favor of the approval and adoption of the Merger Agreement, Mr. Taylor also agrees to (i) vote against any recapitalization, merger, sale of assets or other business combination or similar transaction involving the Company or any of its subsidiaries, securities or assets which is not endorsed in writing by DHI; (ii) vote against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled; and (c) subject to his fiduciary duties as an officer and Director of the Company, not to solicit, or authorize the solicitation of, any inquiries or any proposals from any person other than DHI or DHI Sub Corp with respect to the acquisition of voting securities, or the acquisition or disposition of a significant amount of assets, of the Company or any of its subsidiaries. In the Voting Agreement, Mr. Taylor also agrees that he will not, and will not enter into any agreement to, sell or otherwise transfer or dispose of any Common Shares (or any other of the Company's voting securities) held by him without the prior written consent of DHI.

                FINANCING OF THE MERGER; CREDITORS' RIGHTS RISKS

      DHI expects to obtain the funds needed for payment of the Merger Consideration from equity capital contributions and borrowings. DHI (in part based upon the assets and business of Diversco and the Company) has commitments for equity capital contributions totaling $14.5 million and loans totaling $54.5 million to finance the Merger Consideration, the retirement of warrants and options to acquire Common Shares, the expenses of the transaction, the refinancing of existing debts of Diversco and the Company, and the working capital needs of those two companies. DHI's obligations under the Merger Agreement are not conditioned upon its ability to obtain financing.

      The Company has reviewed DHI's financing plan to obtain the funds with which to pay the Merger Consideration. The Company has prepared a forecast of operations of DHI subsequent to the Merger (based, in part, on a forecast of Diversco's operations, without giving effect to the Merger, provided by DHI). Although the Company does not believe any such findings would be appropriate, in the event the Company is found to have (a) become insolvent as a result of the Company's assets being used as collateral for indebtedness incurred as part of DHI's financing plan, (b) attempted, after the Merger, to carry on its business with an unreasonably low level of capital, or (c) believed that it would incur debts beyond its ability to pay as they mature, then the payment of the Merger Consideration may be deemed to be a "fraudulent transfer" or an otherwise impermissible dividend or distribution. In debt-financed acquisitions such as the Merger, creditors of the acquired company may be entitled to obtain payment of their claims from shareholders if a court determines that such a fraudulent transfer, dividend or distribution has occurred. In the event such court determination were made, there would be a risk that the recipients of the Merger Consideration would be ordered to surrender part of the Merger Consideration to the unsecured creditors of the Company (or to a trustee in bankruptcy) to satisfy their claims. As of April 30, 1998, the unsecured debt of the Company was approximately $5 million.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

      The executive officers and Directors of the Company have interests in the Merger as the result of employment and certain other agreements. Except as described below, no Director or executive officer of the Company, or an associate of any such Director or executive officer, has any substantial interest in the Merger, other than an interest arising from the ownership of the securities of the Company (in which case each such owner receives no extra or special benefit not shared on a pro rata basis by all other holders of Common Shares). The Company's Board of Directors was aware of these interests and considered them, among other matters, in making the determination to approve the Merger Agreement and the Merger.

Agreement with JBD Real Estate, Inc.

      The Company leases four of its Indiana office locations from JBD Real Estate, Inc., an Indiana corporation ("JBD"). JBD is owned by Don R. Taylor, who is the Company's Chief Executive Officer, a member of its Board of Directors, and a beneficial owner of more than five percent of the Company's Common Shares. Total rental expenses paid by the Company to JBD during fiscal year 1997 were $125,200, and such expenses are expected to be approximately $128,600 in fiscal 1998. In December 1997, Mr. Taylor entered into an agreement with the Company that provided the Company with the option to purchase all of the shares of capital stock of JBD from Mr. Taylor if he receives an offer for the shares (the "JBD Agreement"). The JBD Agreement also required Mr. Taylor to sell the JBD shares, and the Company to purchase the shares, at a purchase price equal to fair market value if Mr. Taylor's employment with the Company were terminated or if there were a change of control of the Company. Fair market value was to be determined by mutual agreement of the Company and Mr. Taylor or, if they could not reach an agreement, by appraisal, and the determination was to assume the existence of a remaining five-year lease period for each property (irrespective of the actual remaining lease periods).

      As discussed above in "THE MERGER-- Background of and Reasons for the Merger," in connection with the proposed Merger, Mr. Taylor and JBD have entered into a Termination Agreement dated June 16, 1998, with the Company and DHI. Under the Termination Agreement, Mr. Taylor has agreed to terminate the JBD Agreement. Mr. Taylor has also agreed to terminate his Employment Agreement and Amended Change of Control Severance Benefits Agreement with the Company (See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Change of Control Severance Benefits Agreements and Employment Agreements").

Change of Control Severance Benefits Agreements and Employment Agreements

      Don R. Taylor entered into a Change of Control Severance Benefits Agreement with the Company in November 1995 and Robert R. Millard and Gary F. Hentschel entered into essentially identical agreements upon their employment with the Company in February and July, 1996, respectively. These agreements, as amended in December 1997, provide that if the executive's employment is terminated concurrently with, within three months immediately preceding, or within twenty-four months immediately following, a "change of control" (as defined in the agreements) and such termination is not by the Company for "cause," "disability" or death, or such termination is by the executive for "good reason" (as these terms are defined in the agreements), then the Company will pay each of Messrs. Taylor, Millard and Hentschel a severance benefit in the amount equal to three times the highest amount of base salary paid to the executive during any one-year period of his employment with the Company. The amount of the severance benefit will be reduced, however, to the extent of any indebtedness then owed to the Company by the executives. The agreements also provide that if the severance benefit would constitute an "excess parachute payment" within the meaning of the Internal Revenue Code, then the Company would pay the executives additional amounts to cover all federal excise tax attributable to the excess payment and to cover all state and federal income taxes on the additional payment made for excise tax.

      A "change of control," as defined in the agreements, is deemed to have occurred if, subject to certain qualifications and exceptions, (a) the Company is a party to a reorganization, consolidation or merger and the Company is not the surviving corporation or the Company's Common Shares are converted into cash, securities or other property, or there is a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries; (b) a person or group of persons acquires beneficial ownership of twenty percent or more of the voting power of the Company's then-outstanding voting securities; or (c) at the end of any two-year period the persons who served on the Board of Directors of the Company at the beginning of the period no longer constitute a majority of the members of the Board.

      Mr. Taylor is also party to an Employment Agreement with the Company; however, Mr. Taylor will not be continuing his employment by the Company after the Merger. As discussed above in "THE MERGER--Background of and Reasons for the Merger," during the detailed negotiations for the Merger it became evident that DHI's offer of $16.00 per share had contemplated that Mr. Taylor would retire and would not be paid his severance entitlement under his Amended Change of Control Severance Benefits Agreement. Mr. Taylor and the Board, however, had contemplated that Mr. Taylor would receive such severance entitlement. To resolve the matter, in addition to the agreement to terminate the JBD Agreement and to enter into a five year noncompetition and confidentiality agreement, discussed above, the parties agreed that Mr. Taylor would receive a reduced severance payment, effected by the Company's forgiveness of Mr. Taylor's obligation to repay his personal loans from the Company. More specifically, the Company would agree to terminate and forgive Mr. Taylor's promissory notes in favor of the Company up to a maximum amount of $625,000. The Company made loans to Mr. Taylor during calendar year 1992 in the original aggregate principal amount of $409,598. The loans were refinanced in November 1995. In December 1997, the Company renewed the loans and financed the accrued but unpaid interest for twenty-four additional months, maturing December 1, 1999, and changed the interest rate from 8.75 percent (the national prime rate as of the date of the 1995 refinancing) to the Company's average borrowing rate on its senior bank debt calculated on a quarterly basis (which was 7.4 percent as of January 31,
1998). As of April 30, 1998, Mr. Taylor was indebted to the Company under these loans in the aggregate amount (with interest) of $573,378. Under the noncompetition agreement to be executed by Mr. Taylor in connection therewith, Mr. Taylor would agree: (a) not to compete with DHI or any of its affiliates (including the Company and Diversco) in certain specified geographic areas in the United States for a period of five years; (b) not to solicit, employ or engage any employees of DHI or any of its affiliates (including the Company and Diversco) for a period of five years; and (c) to hold certain information of DHI and its affiliates confidential.

      Mr. Hentschel, currently President and Chief Operating Officer of the Company, has entered into an employment agreement with DHI which provides that Mr. Hentschel will continue to serve in the same capacity following the Merger. Mr. Millard, currently Chief Financial Officer of the Company, has entered into an employment agreement with Diversco, Inc. (a wholly-owned subsidiary of DHI) which provides that Mr. Millard will assume the role of Senior Vice President, Corporate Development of Diversco, following the Merger. The employment agreements cancel and terminate Mr. Hentschel's and Mr. Millard's Amended Change of Control Severance Benefits Agreements with the Company, as well as their existing Employment Agreements and Noncompetition and Confidentiality Agreements with the Company. The employment agreements are effective upon consummation of the Merger and provide for one year terms which renew annually unless terminated by either party prior to the expiration of the then current term. The employment agreements provide for annual salaries comparable to their current salaries, and performance bonuses. The employment agreements also provide that upon the occurrence of certain events of termination of employment, the employer will pay the executive his salary for a period of one year thereafter. Under the employment agreements, Mr. Hentschel and Mr. Millard agree not to compete with their employer for a period of three years following termination of their employment. In addition, Mr. Hentschel and Mr. Millard agree not to solicit, employ or engage any employees of their employer for a period of three years following termination of their employment. Mr. Hentschel and Mr. Millard also agree to hold certain information of their employer confidential. Upon consummation of the Merger, Mr. Hentschel and Mr. Millard will each purchase shares, at the same price as other investors that invest in DHI in connection with the Merger, representing approximately one percent of the equity ownership of DHI and enter into certain agreements restricting such shares and also will be granted stock options.

Stock Options

       The Company has granted various employees (including executive officers) and non-employee Directors of the Company the right to acquire Common Shares pursuant to stock options granted under three stock option plans. It is a condition to the consummation of the Merger that all options to buy Common Shares outstanding under the Company's stock option plans (all of which are held by current or former employees or their spouses (including executive officers) and Directors of the Company), whether such options are currently exercisable or not, must be either exercised or canceled at or prior to the consummation of the Merger. With respect to options to acquire Common Shares that are not yet exercisable, the cancellation of those options, and the payment to be made by DHI to the option holders in connection therewith, will have the effect of accelerating the date as of which such options become exercisable. The consideration to be paid to option holders upon cancellation of their options, whether such option holders are employees, executive officers or Directors of the Company, on a per share basis with respect to each Common Share potentially issuable under an option, will be equal to the Merger Consideration ($16.00) minus the purchase price (exercise price) for each Common Share under the option being canceled.

      Messrs. Taylor, Hentschel and Millard have been granted options under the Company's 1994 Stock Option Plan. The options were granted at fair market value on the date of grant (except that Mr. Taylor's options were required to be granted at 110 percent of fair market value pursuant to the requirements of the Internal Revenue Code applicable to greater-than-ten-percent shareholders). Mr. Taylor was granted options for 15,000 shares, at an exercise price of $10.87 per share, on May 14, 1997, and options for 10,000 shares on December 18, 1997, at an exercise price of $14.04 per share. As of the date of this Proxy Statement, Mr. Taylor's options are exercisable with respect to 5,000 shares and 2,500 shares, respectively. Mr. Hentschel was granted an option for 50,000 shares, at an exercise price of $8.61, in connection with his employment with the Company on July 15, 1996, and he was granted options for 12,000 shares, at an exercise price of $9.88 per share, on May 14, 1997, and for 10,000 shares, at an exercise price of $12.76, on December 18, 1997. As of the date of this Proxy Statement, these options are exercisable with respect to 17,500, 4,800 and 2,500 shares, respectively. Mr. Millard was granted an option for 50,000 shares, at an exercise price of $6.30 per share, in connection with his employment with the Company on February 5, 1996, and he was granted options for 8,325 shares, at an exercise price of $9.88 per share, on May 14, 1997, and for 10,000 shares, at an exercise price of $12.76, on December 18, 1997. As of the date of this Proxy Statement, Mr. Millard's options are exercisable with respect to 26,750, 3,300 and 2,500 shares, respectively.

      Each of the non-employee Directors of the Company has been awarded options to purchase Common Shares under the Company's 1994 Directors Stock Option Plan (the "Director Plan"). The Director Plan provides for the award of options in lieu of cash payments for service on the Board of Directors. Currently, each non-employee Director is granted an option to purchase 550 shares for each meeting of the Board of Directors attended and 275 shares for each meeting of a committee of the Board of Directors attended. The following table presents information on the options granted to non-employee Directors under the Director Plan since its adoption (information as to exercisability of options is as of date of this Proxy Statement):

                       Total No. Shares    No. Shares for Which       No. of Shares       No. of Shares Remaining
                     Covered By Options     Options Previously       Remaining Under        Under Unexercisable
       Name                Granted               Exercised         Exercisable Options            Options

Joseph C. Cook              9,625                  1,800                  4,250                    3,575
Max K. DeJonge              6,050                  1,650                  1,650                    2,750
David L. Swider             13,750                 1,925                 6,737.5                  5,087.5
Richard L.                  13,200                 2,728                 5,384.5                  5,087.5
VonDerHaar

The options held by Messrs. Cook, Swider and VonDerHaar have per share exercise prices ranging from $5.90 to $16.73 and the options held by Mr. DeJonge have per share exercise prices ranging from $5.90 to $13.60.

        The payment in connection with the Merger for options that are not currently exercisable has the effect of accelerating the exercisability of such options, as discussed above.


                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of June 15, 1998 (except as otherwise noted), relating to every person, including any group, known by management to beneficially own more than five percent of the Company's Common Shares.

              Name and Address                      Shares Beneficially Owned
            of Beneficial Owner                        as of June 15, 1998                  Percent of Class
            -------------------                        -------------------                  ----------------
Don R. Taylor
1499 Windhorst Way, Suite 100
Greenwood, IN  46143                                        629,805(1)                            30.5

Carolyn S. Taylor
Rural Route 5, Box 92
Rockville, IN  47872                                        202,884(2)                             9.9

Heartland Advisors, Inc. and
  Heartland Group, Inc.
790 North Milwaukee Street
Milwaukee, WI  53202                                        390,700(3)                            19.1



1 Includes 8,000 that Mr. Taylor has the right to acquire pursuant to stock options.

2 Includes 16,334 shares that Ms. Taylor is obligated to sell at $9.97 per share to David A. Noyes & Company pursuant to warrants granted in connection with the underwriting of the Company's initial public offering in 1994.


3 Based upon information included in the Amendment No. 3 to the Schedule 13G filed by Heartland Advisors, Inc. on February 13, 1998.

                       ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. In the application of the purchase method of accounting, all assets and liabilities of the Company will be recorded at their fair market value at the Effective Time with a resulting adjustment to shareholders' equity in an amount equal to the difference between the price paid by DHI and the fair value of the Company's assets minus its liabilities.


                                  OTHER MATTERS

     The Board of Directors knows of no matters, other than the proposal to approve and adopt the Merger Agreement reported above, that are to be brought before the Special Meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                    EXPENSES

     All expenses in connection with this solicitation of proxies will be borne by the Company.


                           INDEPENDENT PUBLIC AUDITORS

     Ernst & Young, LLP ("Ernst & Young") serve as independent auditors for the Company. Representatives of Ernst & Young are expected to be present at the Special Meeting and will be available to respond to appropriate questions at the Special Meeting.


                             SHAREHOLDER PROPOSALS

     If the Merger is not consummated, the Annual Meeting of Shareholders of the Company will be held in 1999. A shareholder desiring to submit a proposal for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders must deliver the proposal so that it is received by the Company no later than October 22, 1998. Proposals should be sent to Secretary, Personnel Management, Inc., 1499 Windhorst Way, Suite 100, Greenwood, Indiana 46143, and mailed by certified mail, return receipt requested.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). All reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

     The following documents filed with the SEC are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997.

(b) Current Report on Form 8-K, dated June 16, 1998, reporting the execution of the Merger Agreement.

(c) The Company's Quarterly Reports on Form 10-Q for the three-month period ended April 30, 1998 and the three-month period ended January 31, 1998.

                                   APPENDIX A

                              AGREEMENT AND PLAN OF
                            MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made as of the 16th day of June, 1998, among and between DHI HOLDINGS, INC., an Ohio corporation ("DHI"), DHI SUB CORP, an Indiana corporation that is a wholly-owned subsidiary of DHI ("DHI Sub Corp"), and PERSONNEL MANAGEMENT, INC., an Indiana corporation ("PMI") (as such defined terms are used in this Agreement, each of DHI, DHI Sub Corp and PMI is a "Party" and together they are the "Parties").

                                    RECITALS

     WHEREAS, DHI and PMI have determined that it is in their mutual best interest, and PMI has determined that it is in the best interest of PMI's shareholders, to effect an acquisition transaction whereby DHI acquires 100% of the outstanding capital stock of PMI in exchange for cash paid to the PMI shareholders; and

     WHEREAS, DHI and PMI have mutually agreed to effect such acquisition transaction upon and subject to the terms and conditions of this Agreement; and

     WHEREAS, DHI Sub Corp has been organized by DHI as its wholly-owned subsidiary corporation to facilitate such acquisition transaction by merging with and into PMI as provided in this Agreement; and

     WHEREAS, simultaneously with the execution hereof, certain shareholders of PMI have executed and delivered to DHI a Voting Agreement of even date herewith pursuant to which such shareholders agree to vote for the Merger described herein, which Voting Agreement has been relied upon by DHI in its decision to execute this Agreement.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, DHI, DHI Sub Corp and PMI agree as follows:

                                    ARTICLE I
                       DEFINITIONS AND REFERENCES TO TERMS

     Section 1.1. Definitions. For purposes of this Agreement, and in addition to terms that are defined elsewhere herein, the following terms (and the plural or singular forms thereof when applicable) have the meanings specified or referred to in this Section:

     "Acquisition Proposal" is defined in Section 7.3(d).

     "Baum" is defined in Section 7.1(g).

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Closing" means the consummation by the parties of the transactions contemplated by this Agreement as more particularly described in Section 2.10.

     "Closing Date" means the date and time as of which the Closing actually takes place.

     "Code" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law, all as amended from time to time.

     "Commitments" is defined in Section 4.8.

     "Confidential Information" is defined in Sections 5.11(a) and (b).

     "Current PMI Filings" is defined in Section 3.8.

     "Disclosing Party" is defined in Section 5.13.

     "Effective Time" is defined in Section 2.5.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations and rules issued pursuant thereto, all as amended from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, all as amended from time to time.

     "Favorable Preliminary Finding" is defined in Section 5.10(d).

     "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.8 or Section 4.10, as applicable, were prepared.

     "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means any:

     (a)  nation,  state,  county,  city,  town,  village,   district  or  other
          jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body  exercising,   or  entitled  to  exercise,   any   administrative,
         executive,   judicial,   legislative,   police,  regulatory  or  taxing
         authority or power of any nature.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and regulations and rules issued pursuant to that Act, all as amended from time to time.

     "IBCL" means the Indiana Business Corporation Law.

     "Interested Person" is defined in Section 3.21.

     "Knowledge" is defined in Section 1.2.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "LP I" is defined in Section 3.2.

     "LP II" is defined in Section 3.2.

     "Material adverse change" and "material adverse effect" are defined in
      Section 1.4.

     "Merger Consideration" is defined in Section 2.6.

     "Nondisclosing Party" is defined in Section 5.13.

     "Nullifying Event" is defined in Section 7.3(e).

     "OGCL" is defined in Section 4.1.

     "Option Consideration" is defined in Section 2.7.

     "Ordinary Course of Business" is defined in Section 1.3.

     "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the articles of organization and the operating agreement of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (f) any amendment to any of the foregoing.

     "Outstanding Obligations" is defined in Section 5.1(c).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

     "Plan" is defined in Section 5.15(b).

     "Plan of Merger" means the Plan of Merger in the form attached hereto as Exhibit A.

     "PMI Administration" is defined in Section 3.2.

     "PMI Benefit Plans" is defined in Section 3.13(a).

     "PMI Common Shares" is defined in Section 2.6.

     "PMI Corporate Subsidiaries" is defined in Section 3.2.

     "PMI Disclosure Schedule" means the confidential writing by that name provided by PMI to DHI concurrently with the execution of this Agreement.

     "PMI Holdings" is defined in Section 3.2.

     "PMI Partnership Subsidiaries" is defined in Section 3.2.

     "PMI Proxy Materials" is defined in Section 3.23.

     "PMI Reports" is defined in Section 3.7.

     "PMI Special Meeting" is defined in Section 5.5.

     "PMI Stock Plans" is defined in Section 3.4.

     "PMI Subsidiaries" is defined in Section 3.2.

     "PMI's Current Premium" is defined in Section 5.10(a).

     "Quest" is defined in Section 3.2.

     "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, all as amended from time to time.

     "SIT" is defined in Section 3.2.

     "Subsidiaries" means, with respect to a Person, all corporations, partnerships, limited liability companies or other entities as to which such Person (or one or more Subsidiaries of such Person) directly or indirectly owns or has the power to vote a majority of the common stock or other voting securities or interests (including, without limitation, partnership or limited liability company interests).

     "Supplemental Disclosure" is defined in Section 5.13.

     "Surviving Corporation" is defined in Section 2.1.

     "Taxes" is defined in Section 3.12.

     "Termination Fee" is defined in Section 7.3(a).

     "Warrants" is defined in Section 3.4.

     Section 1.2. Knowledge. An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or existence of such fact or other matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is a director, officer or general partner of such Person (or any individual in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     Section 1.3. Ordinary Course of Business. An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices (including with respect to quantity and frequency) of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.4. Material Adverse Effect. When used in this Agreement, the terms "material adverse change", "material adverse effect" or similar terms shall mean a material adverse change in, or a material adverse effect upon, the business, properties, operations, prospects or assets or in the condition, financial or otherwise, of PMI and the PMI Subsidiaries taken as a whole.

     Section 1.5. Section References. All references to numbered sections refer to sections of this Agreement unless otherwise provided. All references to "this" article, section or subsection refer to the particular article, section or subsection in which such reference occurs unless otherwise provided.

                                   ARTICLE II
                       TERMS AND CONDITIONS OF THE MERGER:
                         STATUS AND CONVERSION OF SHARES

     Section 2.1. The Merger. At the Effective Time, in accordance with this Agreement, the Plan of Merger and the IBCL, DHI Sub Corp shall be merged with and into PMI, the separate corporate existence of DHI Sub Corp shall cease and PMI shall be the surviving corporation (the "Surviving Corporation") in the Merger.

     Section 2.2. Surviving Corporation. The name of the Surviving Corporation after the Effective Time shall be "Personnel Management, Inc." The Surviving Corporation shall continue to exist as a corporation under the IBCL and shall succeed to, possess and enjoy all the property, rights, privileges, immunities, powers, purposes and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties, of DHI Sub Corp and PMI, all in accordance with the IBCL. At any time, or from time to time, after the Effective Time, the officers of the Surviving Corporation may, in the name of PMI and/or DHI Sub Corp, and the officers of PMI and DHI Sub Corp shall, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all PMI's and/or DHI Sub Corp's property, rights, privileges, immunities, powers, purposes and franchises, and otherwise to carry out the purposes of this Agreement.

     Section  2.3.  Articles  of  Incorporation.  Subject to the  provisions  of
Section 5.10 hereof, the Restated Articles of Incorporation of PMI, dated December 2, 1993, a copy of which is attached hereto as Exhibit B, shall from and after the Effective Time be and continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein or by law.

     Section 2.4. Bylaws. Subject to the provisions of Section 5.10 hereof, the Restated Bylaws of PMI, adopted December 2, 1993, a copy of which is attached hereto as Exhibit C, shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended or repealed as provided therein or as provided by the Articles of Incorporation of the Surviving Corporation or by law.

     Section 2.5. Effective Time. The Merger (unless this Agreement is earlier terminated) shall become effective on the date and time when Articles of Merger in the prescribed form have been duly filed with the Secretary of State of the State of Indiana. The date and time of such effectiveness is referred to herein as the Effective Time. Each of the Parties hereto agrees to use its reasonable efforts to cause the Merger to become effective as soon as practicable.

     Section 2.6. PMI Common Shares. Each share of the common stock, no par value, of PMI (the "PMI Common Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and DHI shall, in accordance with the procedures specified in Section 2.9 hereof, pay or cause to be paid to each record holder of PMI Common Shares as of the Effective Time $16.00 net cash per share (the "Merger Consideration"), and pay to each holder of unexercised Warrants or options under the PMI Stock Plans the Option
Consideration. Each PMI Common Share held in treasury, if any, shall be canceled, and no consideration shall be paid therefor.

     Section 2.7. Treatment of Warrants and Stock Options. All rights to receive PMI Common Shares pursuant to the Warrants and all options granted under the PMI Stock Plans, which rights or options have not been exercised as of the Effective Time , shall be canceled and converted, without the necessity of any further action by the holders thereof, into the right to receive, in cash, an amount equal to the positive difference, if any, between $16.00 per share and the exercise price per share of each such option or Warrant (the "Option Consideration").

     Section 2.8. DHI Sub Shares. The single share of capital stock of DHI Sub Corp issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a number of validly issued, fully paid and nonassessable common shares, without par value, of the Surviving Corporation, which is equal to the number of PMI Common Shares issued and outstanding as of the Effective Time.

     Section 2.9. Procedures.

         (a) Exchange Agent. PMI shall authorize one or more banks or trust companies reasonably acceptable to DHI to act as exchange agent (the
     "Exchange Agent") hereunder pursuant to an agreement or agreements satisfactory to PMI.

         (b) Additional agreements. DHI and PMI shall have the right to make additional agreements consistent with the terms of this Agreement, governing the payment for PMI Common Shares being canceled in connection with the Merger. All such additional agreements shall be final and binding on all holders of PMI Common Shares.

         (c) Surrender of shares. DHI shall make appropriate arrangements with the Exchange Agent to wire transfer the aggregate Merger Consideration and aggregate Option Consideration to the Exchange Agent on or prior to the Closing Date. Commencing as soon as practicable after the Effective Time , each holder of record as of the Effective Time of one or more PMI Common Shares (other than treasury shares) shall be paid the Merger Consideration per each share surrendered, upon delivery to the Exchange Agent of one or more certificates for such PMI Common Shares (the "Certificates") for cancellation, together with a duly executed transmittal letter and such other documents, information or assurances as may be required in accordance with Section 2.9(e) hereof. Each holder of Warrants or options under the PMI Stock Plans shall receive payment of the Option Consideration from the Exchange Agent promptly following the Effective Time. No interest shall be paid or accrued on the Merger Consideration or Option Consideration payable hereunder. If so requested by the Surviving Corporation, any funds remaining with the Exchange Agent nine (9) months after the Effective Time shall be released and repaid by the Exchange Agent to the Surviving Corporation, after which time persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Surviving Corporation for payment thereof.

         (d) Cancellation of shares. All holders of Certificates shall cease at the Effective Time to have any rights as shareholders of PMI, or any interest in PMI, DHI, DHI Sub Corp or any subsidiary or affiliate of any of the foregoing, by reason of the Merger, and, in full satisfaction of all rights pertaining to their PMI Common Shares, their exclusive right shall be to receive cash in accordance with this Article II, without regard to any delay in surrender of any Certificate or appropriate accompanying documentation hereunder.

         (e) Transmittal letter. As soon as practicable after the Effective Time , but in any event not later than 14 days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates: (1) a form letter of transmittal which, without limitation, shall include a representation to be signed by such holder to the effect that the PMI Common Shares represented by such Certificate(s) are owned by such holder free and clear from any liens, claims or other encumbrances and shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent; and (2) instructions for use in effecting the surrender of the Certificate(s), which shall specify what, if any, other documents, information or assurances may be reasonably required by the Surviving Corporation to effect a surrender of any Certificate or to be presented in the absence of a Certificate.

         (f) Lost certificates. The holders of Certificates representing PMI Common Shares shall not be entitled to receive the amount of cash payable pursuant to Section 2.9(c) until such holders have surrendered such Certificates. If such Certificates are lost, stolen or destroyed, the Surviving Corporation shall determine the amount of the bond, if any, and the type of additional documents, information or assurances as shall be reasonably required to protect the Surviving Corporation from other claimants with respect to the PMI Common Shares represented thereby in conformity with applicable law. The Surviving Corporation shall have no obligation to pay or to recognize the claim of any holder of PMI Common Shares who was not the holder of record thereof as of the Effective Time.

     Section 2.10. Closing. Subject to the provisions of Article VI, the consummation of the Merger and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PMI's counsel in Indianapolis, Indiana, as soon as practicable after satisfaction of all of the conditions precedent to Closing provided in Article VI. In the absence of a mutual agreement by DHI and PMI as to the date and time of the Closing, the Closing shall be held on the last business day of the calendar month during which the satisfaction of the last to be satisfied of the conditions to Closing occurs, commencing on such date at 10:00 a.m., Indianapolis time. The date on which the Closing actually occurs is the "Closing Date" as such term is used herein. In the event the Closing occurs, the following actions will be taken at the Closing:

         (a) the Parties will execute (unless same has been previously executed) the Plan of Merger;

         (b) PMI shall deliver to DHI a certificate dated the Closing Date of the secretary (or other appropriate officer) of PMI certifying as to appropriate resolutions of the Board of Directors and the shareholders of PMI authorizing and approving this Agreement, the Plan of Merger and the Merger;

         (c) DHI and DHI Sub Corp shall provide to PMI a certificate of the secretary of each of said corporations certifying, respectively, appropriate resolutions of the Board of Directors of DHI and the Board of Directors and shareholders of DHI Sub Corp authorizing and approving this Agreement, the Plan of Merger and the Merger; and

         (d) each of the Parties shall take such further actions as may be reasonably required to consummate the Merger and the other transactions contemplated hereby to be consummated on or before the Closing Date in accordance with the provisions of this Agreement.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PMI

     PMI represents and warrants to DHI and DHI Sub Corp as follows:

     Section 3.1. PMI Organization. PMI is a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL.

     Section 3.2. Subsidiaries. PMI owns all of the issued and outstanding capital stock of PMI Administration, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("PMI Administration"). PMI also owns all of the issued and outstanding capital stock of PMI Holdings, Inc., a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware ("PMI Holdings"). PMI also owns all of the issued and outstanding capital stock of two additional corporations, Southern Indiana Temporaries, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("SIT"), and Quest Personnel Search, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("Quest"). (PMI Administration, PMI Holdings, SIT and Quest are collectively referred to herein as the "PMI Corporate Subsidiaries".) Neither SIT nor Quest conducts any active business operations. Two limited partnerships in which PMI holds an interest as a limited partner conduct active business operations through the temporary staffing offices maintained by those limited partnerships under the name of PMI. PMI LP I is a limited partnership that is duly organized and validly existing, and is current in its corporate reporting obligations, under the laws of the State of Indiana ("LP I"). PMI Administration is the general partner of LP I and owns a 78.1% partnership interest therein, and PMI and SIT are the limited partners of LP I, owning 0.8% and 20.1% limited partner interests therein. LP I conducts its business operations through offices located in Indiana and Kentucky. PMI LP II is a limited partnership that is duly organized, validly existing, and is current in its corporate reporting obligations, under the laws of the State of Indiana ("LP II"). PMI Administration is the 1% general partner, and PMI is the 99% limited partner, of LP II. LP II conducts business operations from offices located in the states of Georgia and Florida. (LP I and LP II are collectively referred to herein as the "PMI Partnership Subsidiaries", and the PMI Corporate Subsidiaries and the PMI Partnership Subsidiaries are collectively referred to herein as the "PMI Subsidiaries".) Except as set forth in this Section and in the PMI Disclosure Schedule, there are no Persons (other than the PMI Subsidiaries) in which PMI or any of the PMI Subsidiaries has any voting rights or equity interests. True and correct copies of the Organizational Documents of PMI are attached hereto as Exhibits B and C, and true and correct copies of the Organizational Documents pertaining to the PMI Subsidiaries are included in the PMI Disclosure Schedule.

     Section 3.3. Qualification and Corporate Power. PMI Administration is qualified as a foreign corporation and in good standing as such in the State of Florida. LP I is qualified as a foreign limited partnership and in good standing as such in the State of Kentucky. LP II is qualified as a foreign limited partnership and in good standing as such in the States of Georgia and Florida. Each of PMI and the PMI Subsidiaries is duly authorized to conduct business under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of PMI and the PMI Subsidiaries taken as a whole or on the ability of PMI to consummate the transactions contemplated by this Agreement. Each of PMI and the PMI Subsidiaries has full corporate or partnership (as the case may be) power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     Section 3.4. Capitalization. The entire authorized capital stock of PMI consists of Four Million (4,000,000) authorized shares of preferred stock, no shares of which are issued and outstanding, and Twenty Million (20,000,000) shares of PMI Common Shares, of which 2,048,771 are issued and outstanding as of March 13, 1998. All of the issued and outstanding PMI Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of June 1, 1998, 225,549 PMI Common Shares were issuable upon the exercise of options, at exercise prices ranging from $5.90 to $16.73 per PMI Common Share, pursuant to PMI's 1993 Stock Option Plan, 1994 Stock Option Plan, 1994 Director Stock Option Plan and 1998 Stock Option Plan, all as amended (collectively, the "PMI Stock Plans"). As of June 1, 1998, 52,416 PMI Common Shares were issuable upon the exercise of warrants, at an exercise price of $9.2727 per PMI Common Share, pursuant to warrants originally granted in connection with PMI's initial public offering (the "Warrants"). Section 3.4 of the PMI Disclosure Schedule contains a chart reflecting the exercise prices, vesting status, date of grant and other information concerning the options exercisable under the PMI Stock Plans and the Warrants as of June 1, 1998. Except for the Warrants and options that are outstanding under the PMI Stock Plans and except as disclosed in the PMI Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require PMI or any of the PMI Subsidiaries to issue or sell, or that could otherwise cause to become outstanding, any PMI Common Shares or other securities of PMI or any securities of or partnership interests in any of the PMI Subsidiaries in addition to those currently issued and outstanding. Except as disclosed in the PMI Disclosure
Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to PMI or any of the PMI Subsidiaries. Upon the consummation of the transactions contemplated hereby, the Warrants and the options that are outstanding under the PMI Stock Plans will be cancelable in exchange for payment by DHI to the warrantholders and optionholders of an amount equal to the difference between the price per share to be paid by DHI hereunder and the exercise price per share applicable to such Warrant or option.

     Section 3.5. Authorization. PMI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except that PMI cannot consummate the Merger unless and until it receives the affirmative vote of the holders of a majority of the PMI Common Shares approving this Agreement, the Plan of Merger and the Merger. This Agreement constitutes the valid and legally binding obligation of PMI, enforceable against PMI in accordance with its terms and conditions.

     Section 3.6. Noncontravention. Except as disclosed in the PMI Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation or rule, or any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body or court to which any of PMI or the PMI Subsidiaries is subject, or any provision of the Organizational Documents of any of PMI or the PMI Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, cancel or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which any of PMI or the PMI Subsidiaries is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any lien or security interest on any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or imposition of a lien or security interest would not have a material adverse effect on the financial condition of PMI and the PMI Subsidiaries taken as a whole or on the ability of PMI to consummate the transactions contemplated by this Agreement. Other than filings to be made under the IBCL in connection with the Merger and matters in connection with the provisions of the Exchange Act, the Securities Act and applicable state securities laws, none of PMI and the PMI Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Body in order for PMI to consummate the transactions contemplated by this Agreement.

     Section 3.7. PMI SEC Reports. PMI has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Exchange Act (which filings, collectively, are the "PMI Reports"). Each of the PMI Reports has complied with the Securities Act and the Exchange Act in all material respects. Except as disclosed in the PMI Disclosure Schedule, none of the PMI Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. The PMI Reports are each identified by specific description in the PMI Disclosure Schedule. PMI has delivered to DHI a correct and complete copy of the PMI Reports (together with all exhibits and schedules thereto and as amended to date).

     Section 3.8. PMI Financial Statements. PMI has filed, as part of the PMI Reports, its Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 1998, and its Annual Report on Form 10-K for its fiscal year ended October 31, 1997 (collectively, the "Current PMI Filings"). The financial statements included in or incorporated by reference into the Current PMI Filings (including the related notes and schedules thereto) have been prepared in accordance with GAAP and present fairly the consolidated financial condition of PMI and the PMI Subsidiaries as of the indicated dates and the consolidated results of operations of PMI and the PMI Subsidiaries for the indicated periods, subject, however, in the case of the interim financial statements included therein to normal year-end adjustments.

     Section 3.9. Events Subsequent to January 31, 1998. Since January 31, 1998, excluding changes generally affecting the industries in which PMI and the PMI Subsidiaries operate and the change in control of PMI contemplated hereby, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of PMI and the PMI Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as disclosed in the PMI Disclosure Schedule (and, with respect to all periods of time and dates after the date of this Agreement, except as contemplated by Section 5.15 or approved in writing by DHI), since January 31, 1998:

         (a) none of PMI or the PMI Subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) none of PMI or the PMI Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contract, leases and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

         (c) no party (including any of PMI or the PMI Subsidiaries) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which any of PMI or the PMI Subsidiaries is a party or by which any of them is bound;

         (d) none of PMI or the PMI Subsidiaries has imposed any security interest upon any of its assets, tangible or intangible;

         (e) none of PMI or the PMI Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

         (f) none of PMI or the PMI Subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

         (g) none of PMI or the PMI Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

         (h) none of PMI or the PMI Subsidiaries had delayed or postponed the payment of accounts payable and other liabilities or accelerated the collection of accounts receivable outside the Ordinary Course of Business;

         (i) none of PMI or the PMI Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

         (j) none of PMI or the PMI Subsidiaries has granted any license or sublicense of any rights under or with respect to any intellectual property;

         (k) there has been no change made or authorized in the Organizational Documents of any of PMI or the PMI Subsidiaries;

         (l) none of PMI or the PMI Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

         (m) none of PMI or the PMI Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

         (n) none of PMI or the PMI Subsidiaries has experienced any material damage, destruction or loss to its property that was not fully covered (except for applicable deductibles) by casualty or other applicable insurance;

         (o) none of PMI or the PMI Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

         (p) none of PMI or the PMI Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (q) none of PMI or the PMI Subsidiaries has granted any increase in the base compensation of any of its directors or officers;

         (r) none of PMI or the PMI Subsidiaries has granted any increase in the base compensation of any of its employees outside the Ordinary Course of Business;

         (s) none of PMI or the PMI Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan) except, in any such case, as required by ERISA or other applicable Legal Requirement;

         (t) none of PMI or the PMI Subsidiaries has made any material change in the employment terms of any of its directors or officers;

         (u) none of PMI or the PMI Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (v) there has not been any material transaction outside the Ordinary Course of Business involving any of PMI or the PMI Subsidiaries; and

         (w) none of PMI or the PMI Subsidiaries has committed to do any of the foregoing.

     Section 3.10. Undisclosed Liabilities. Except as disclosed in the PMI Disclosure Schedule, none of PMI and the PMI Subsidiaries has any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet of PMI dated as of January 31, 1998 (rather than in any notes thereto) and (ii) liabilities which have arisen after January 31, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement of intellectual property rights or violation of law).

     Section 3.11. Litigation. Except as disclosed in the PMI Reports or in the PMI Disclosure Schedule, there are no actions, suits, proceedings, reviews or investigations pending, or to the Knowledge of PMI or any of its Subsidiaries threatened, involving PMI or any of its Subsidiaries, at law or in equity, or before any Governmental Body. PMI is not subject to any order, judgment or decree that can reasonably be expected to result in any material adverse change.

     Section 3.12. Taxes. PMI and each of its Subsidiaries has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and PMI except as disclosed in the PMI Disclosure Schedule has duly paid, caused to be paid or properly accrued an adequate reserve for the payment of all taxes and penalties and interest relating thereto (collectively, all such taxes, penalties and interest are "Taxes") required to be paid in respect of the periods covered by such returns and has properly accrued an adequate reserves for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. The federal income tax returns required to be filed by PMI have been examined by the IRS for all taxable years through October 31, 1996. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the PMI Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period the adverse determination of which would result in a deficiency which would have a material adverse effect on the business, financial condition or results of operations of PMI and its Subsidiaries taken as a whole other than those heretofore paid or provided for. Except as set forth in the PMI Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign income tax return of PMI or its Subsidiaries.

     Section 3.13.ERISA.

         (a) The PMI Disclosure Schedule describes each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dental or other benefit plan, arrangement or understanding (collectively, all such plans, arrangements and understandings are the "PMI Benefit Plans"), maintained or contributed to by PMI or any of its Subsidiaries for the benefit of the employees of PMI or any of its Subsidiaries. With respect to the PMI Benefit Plans, PMI has included in the PMI Disclosure Schedule a list of the documents creating or evidencing the PMI Benefit Plans and true and correct copies of (i) the most recent annual reports (Form 5500) filed with the IRS, (ii) the most current determination letter received from the IRS with respect to each PMI Benefit Plan as to which a determination letter has been issued, and (iii) each group insurance or annuity contract, if any, relating thereto. Neither PMI nor any of its Subsidiaries has ever maintained or contributed to an "employee benefit plan" subject to Title IV of ERISA.

         (b) With respect to the PMI Benefit Plans, neither PMI nor any of its Subsidiaries has any liabilities, other than liabilities for benefit claims and funding obligations payable in the normal course of the operations of the PMI Benefit Plans, under ERISA, the Code or any other applicable law that in the aggregate would have a material adverse effect on PMI and its Subsidiaries taken as a whole.

         (c) With respect to the PMI Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations which have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the financial statements of PMI and its Subsidiaries.

         (d) All of the PMI Benefit Plans have been operated in all material respects in compliance with their respective terms and all Legal Requirements, and all contributions required (by Legal Requirements or contract) to any such PMI Benefit Plan have been made. All reports required to be filed with any Governmental Body have been filed with such Governmental Body on a timely basis. None of the PMI Benefit Plans provide benefits to Persons who are not employees of PMI or the PMI Subsidiaries. Neither PMI nor any of the PMI Subsidiaries has any liability of any nature to plan participants, whether known or unknown, and whether absolute, accrued, contingent or otherwise), with respect to any PMI Benefit Plan (including, without limitation, any prior plans and any plans maintained by any predecessor, affiliated or related entities), other than for payments of benefits due in the ordinary course under the PMI Benefit Plans, none of which are overdue.

     Section 3.14. Legal Compliance. PMI and its Subsidiaries hold all Governmental Authorizations necessary for the lawful conduct of their respective businesses except for failures to hold such Governmental Authorizations the absence of which would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole. PMI and its Subsidiaries are in compliance with the terms of all Governmental Authorizations held by them except where the failure so to comply would not have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole. The businesses of PMI and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Body (including but not limited to any Legal Requirement relating or pertaining to employment matters) except for violations which in the aggregate do not and would not have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole.

     Section 3.15. No Defaults. Except as set forth in the PMI Disclosure Schedule, neither PMI nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Organizational Documents, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which PMI or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to PMI or any of its Subsidiaries, which defaults or violations would, in the aggregate, have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.16. Broker's Fees. Except as otherwise disclosed in the PMI Disclosure Schedule, none of PMI and the PMI Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 3.17.  Certain Documents.   The PMI Disclosure Schedule includes a
list setting forth for PMI and the PMI Subsidiaries:

         (a)      all PMI Benefit Plans and all contracts with any labor union;

         (b) contracts for the employment or engagement as an independent contractor of any person on a full-time, part-time, consulting or other basis, excluding contracts wherein the aggregate annual payment contemplated does not exceed Fifty Thousand Dollars ($50,000);

         (c) contracts pursuant to which PMI or any PMI Subsidiary has advanced or loaned funds, or agreed to advance or loan funds, to any other person other than minimal advances to employees in the Ordinary Course of Business;

         (d) contracts or indentures relating to any indebtedness or the mortgaging, pledging or otherwise placing a lien on any asset of PMI or any of the PMI Subsidiaries;

         (e) contracts pursuant to which PMI or any of the PMI Subsidiaries is the lessee of, or holds or operates, any leasehold estate or any leased operating asset, other than leases of office equipment such as computers, copiers, facsimile machines and the like;

         (f) contracts pursuant to which PMI or any PMI Subsidiary is the lessor of, or permits any party to hold or operate, any real or personal property owned by PMI or any such PMI Subsidiary;

         (g) contracts or agreements with customers of PMI or any of the PMI Subsidiaries, or contracts for purchase of goods or services (other than leases) involving annual payments in excess of $50,000, excluding in all such cases contracts that may be terminated without penalty (or other termination charge) on not more than 30 days' notice; and

         (h) any other contract which is material to the business of PMI or any such PMI Subsidiary and involves an aggregate consideration in excess of $100,000 annually.

     Section 3.18.No Material Defaults. PMI has made available to DHI and DHI Sub Corp for their examination copies of all material contracts, agreements, leases, licenses and understandings of a kind that would be required to be filed (or incorporated by reference) by PMI as exhibits to a Registration Statement on Form S-1 under the Securities Act, as well as any other agreements and other instruments referred to in Section 3.17 above to which it or any PMI Subsidiary is a party or by which any of them or their properties might be affected. Except as disclosed in the PMI Disclosure Schedule, neither PMI nor any such PMI Subsidiary is in default in any manner which could lead to a material adverse change under the terms of any such contract, agreement, leases, license or understanding. Neither PMI nor any PMI Subsidiary has breached, nor is there pending or to the Knowledge of PMI threatened any claim, nor to the Knowledge of PMI any legal basis for a claim, that PMI or any PMI Subsidiary has breached any of the terms or conditions of any agreement, contract, commitment, plan, instrument or other arrangement set forth in any of the schedules or exhibits delivered in connection herewith or of any agreement, contract or commitment, which breach or breaches singularly or in the aggregate could result in a material adverse change.

     Section 3.19. Notes and Accounts Receivable. All notes and accounts receivable of PMI and the PMI Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, without resort to collection proceedings or other extraordinary action, subject only to the reserve for bad debts set forth on the face of the April 30, 1998 unaudited balance sheet of PMI (rather than in any notes thereto) as adjusted for the passage of time in accordance with the past custom and practice of PMI and the PMI Subsidiaries.

     Section 3.20. Authorized Signatories; Officers and Banks. The PMI Disclosure Schedule contains a list of all of the names and locations of each bank at which PMI or any PMI Subsidiary has an account, safe deposit box or any other banking relationship and the names of all persons authorized to draw therefrom or have access thereto.

     Section 3.21. Insider Interests. Except as set forth in the PMI Disclosure Schedule, to PMI's Knowledge none of the leases, contracts, documents and instruments required to be set forth in the PMI Reports or the PMI Disclosure Schedule delivered pursuant to this Agreement involves any "Interested Person" (hereinafter defined) as a party thereto or as a party beneficially interested therein. Since November 1, 1996, neither PMI nor any PMI Subsidiary has directly or indirectly purchased, leased from or otherwise acquired any property or obtained any services from or sold, leased to or otherwise disposed of any material amount of property or furnished any services to or otherwise dealt with (except in respect of remuneration for services rendered (including stock options and other fringe benefits) as a Director, officer or employee of PMI or any PMI Subsidiary), in the Ordinary Course of Business or otherwise, any Interested Person. As used in this Section, "Interested Person" means any executive officer or Director of PMI or any PMI Subsidiaries or any Person with whom such Person has any direct or indirect relation by blood or marriage or adoption, or entity in which any such Person has any material direct or indirect interest.

     Section 3.22. Customers, Distributors and Suppliers. The PMI Disclosure Schedule contains a true, correct and complete list for PMI and each PMI Subsidiary of all of its and their customers who or which individually accounted for 5% or more of the total sales of PMI or such PMI Subsidiary in the fiscal year ended October 31, 1997.

     Section 3.23. Proxy Statement. None of the information supplied or to be supplied by or on behalf of PMI with respect to the transactions contemplated hereby for inclusion in (i) the letter to shareholders, notice of meeting and proxy statement or form of proxy to be used by PMI in connection with the special meeting of the shareholders of PMI to be held to vote on the Merger (the "PMI Proxy Materials"), including any amendments thereof or supplements thereto, or (ii) any other document to be filed with the SEC in connection with the transactions contemplated hereby, will at the time the PMI Proxy Materials are mailed to the shareholders of PMI, at the respective times such documents are filed with the SEC and at the time of the PMI shareholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy or approval for the PMI shareholders' meeting. The PMI Proxy Materials will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.24. Environmental Compliance. None of the real property owned by PMI or any of the PMI Subsidiaries (and to the Knowledge of PMI, none of the real property leased by PMI or any PMI Subsidiary) is in violation in any material respect of any federal, state or local statues, regulations, ordinances or other provisions having the force or effect of law, in each case concerning pollution or protection of the environment (including, without limitation. all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, testing, processing, discharge, release, control or cleanup of any hazardous materials, substances or wastes, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), or radiation). Except as set forth in the PMI Reports or the PMI Disclosure Schedule, (i) neither PMI nor any of the PMI Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither PMI nor any of the PMI Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any liability or obligation or remedial action or potential liability or obligation or remedial action under any environmental law which could have a material adverse effect and (ii) there are no pending, reasonably anticipated or to the Knowledge of PMI threatened actions, suits or proceedings (or facts that would form a reasonable basis for any such action, suit or proceeding) against PMI, any of the PMI Subsidiaries or any of their respective properties, assets or operations asserting any liability or obligation or seeking any remedial action in connection with any environmental law which could have a material adverse effect.

     Section 3.25. HSR Act. PMI is its own "ultimate parent entity" under the HSR Act and has not at any time had total assets or annual net sales of $100,000,000 or more.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             OF DHI AND DHI SUB CORP

     DHI and DHI Sub Corp, jointly and severally, represent and warrant to PMI as follows:

     Section 4.1. Due Incorporation and Good Standing. DHI is a corporation duly organized, validly existing and in good standing under the Ohio General
Corporation Law (the "OGCL"). DHI Sub Corp is a corporation duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL. DHI wholly owns Diversco, Inc., a Delaware corporation.

     Section 4.2. Qualification and Corporate Power. Each of DHI and DHI Sub Corp is duly authorized to conduct business under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI or DHI Sub Corp to consummate the transactions contemplated by this Agreement. Each of DHI and DHI Sub Corp has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     Section 4.3. Authorization. Each of DHI and DHI Sub Corp has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder . This Agreement constitutes the valid and legally binding obligation of DHI and DHI Sub Corp enforceable against them in accordance with its terms and conditions.

     Section 4.4. Noncontravention. Except as set forth on Schedule 4.4 attached hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation or rule, or any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body or court to which DHI or DHI Sub Corp is subject, or any provision of the Organizational Documents of DHI or DHI Sub Corp, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, cancel or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which DHI or DHI Sub Corp is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any lien or security interest on any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or imposition of a lien or security interest would not have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI and DHI Sub Corp to consummate the transactions contemplated by this Agreement. Other than filings to be made under the IBCL in connection with the Merger and matters in connection with the provisions of the Exchange Act, the Securities Act and applicable state securities laws, neither DHI nor DHI Sub Corp needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Body in order for it to consummate the transactions contemplated by this Agreement.

     Section 4.5. Litigation. There are no actions, suits, proceedings, reviews or investigations pending, or to the Knowledge of DHI or DHI Sub Corp threatened, involving DHI or DHI Sub Corp, at law or in equity, or before any Governmental Body, which individually or in the aggregate are likely to have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI or DHI Sub Corp to consummate the transactions contemplated by this Agreement. Neither DHI nor DHI Sub Corp is subject to any order, judgment or decree that can reasonably be expected to result in any material adverse change.

     Section 4.6. No Prior Activities. DHI Sub Corp has not engaged in any material business activities and has not incurred, nor prior to the Closing Date will it incur, directly or indirectly, any liabilities or obligations, except those incurred in connection with its organization, the Merger and the consummation of the transactions contemplated hereby.

     Section 4.7. Proxy Statement. None of the information supplied or to be supplied by or on behalf of DHI or DHI Sub Corp for inclusion in (i) the PMI Proxy Materials, or (ii) any other document to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, at the time of the PMI Proxy Materials are mailed to shareholders of PMI, at the respective times such documents are filed and at the time of the PMI Special Meeting, be false or misleading with respect to any material fact included in such information, or omit to state any material fact required to be stated in such information or necessary in order to make the statements included in such information in the context of such information not misleading or necessary to correct any statement in any such information previously supplied by DHI or DHI Sub Corp.

     Section 4.8. Financing. DHI has received three binding commitments (subject to the satisfaction of stated conditions) to provide such financing to it as, when combined with immediately available cash from DHI, will enable it to pay, at the Closing Date, the entire Merger Consideration payable hereunder in cash. DHI has provided PMI with true and accurate copies of each such commitment (collectively, the "Commitments"), which have not been amended or modified since the respective dates thereof except as approved in writing by PMI. There are no conditions, restrictions or limitations on the availability of the financing provided for in such Commitments other than as set forth therein.

     Section 4.9. HSR Act. DHI will be its own "ultimate parent entity" under the HSR Act as of the Closing Date and has not at any time had total assets or annual net sales of $100,000,000 or more.

     Section 4.10. DHI Financial Statements. The consolidated balance sheets of DHI and its Subsidiaries as of March 31, 1998, March 31, 1997 and October 24, 1996, and the related consolidated statements of income and retained earnings and of cash flows for the periods ending March 31, 1998 and March 31, 1997, together with the notes thereto, have been prepared in accordance with GAAP and fairly present the consolidated financial condition of DHI and its subsidiaries at the dates thereof and their consolidated results of operations and cash flows for the periods stated therein.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1. Conduct of Business. Except as otherwise expressly contemplated or permitted by the terms of this Agreement or the written consent of DHI during the period from the date of this Agreement until the Closing Date PMI will comply with, and will cause each of its Subsidiaries to comply with, the following covenants:

         (a) Each of PMI and its Subsidiaries will carry on its respective businesses only in the Ordinary Course of Business and will use its Best Efforts to (i) preserve intact its business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with its customers, suppliers and others with whom it has business dealings, and (iv) satisfy its obligations under each material agreement or commitment to which it is a party.

         (b) Neither PMI nor any of its Subsidiaries (other than Subsidiaries that are directly or indirectly wholly owned by such Party) will declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other ownership interests, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any of its securities or any securities.

         (c) Neither PMI nor any of its Subsidiaries will authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote or equity equivalents including, without limitation, stock appreciation rights), except as required pursuant to agreements and instruments outstanding as of the date of this Agreement and disclosed in the PMI Disclosure Schedule ("Outstanding Obligations") or amend in any respect any of the terms of any such Outstanding Obligations except as necessary to comply with this Agreement.

         (d)   Neither  PMI  nor  any  of  its   Subsidiaries   will  amend  its
     Organizational Documents.

         (e) Neither PMI nor any of its Subsidiaries will sell, lease, encumber, transfer or dispose of any assets outside the Ordinary Course of Business or any assets which are material to PMI and its Subsidiaries taken as a whole (whether or not such transaction was outside the Ordinary Course of Business) except, in any such case, pursuant to Outstanding Obligations, nor shall either Party nor any of its Subsidiaries enter into any commitment or transaction outside the Ordinary Course of Business except pursuant to Outstanding Obligations.

         (f) Other than in the Ordinary Course of Business or pursuant to Outstanding Obligations, neither PMI nor any of its Subsidiaries will (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iii) guarantee or otherwise become liable for any indebtedness of others or make any loans, advances or capital contributions to others, (iv) mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien upon any material assets, or (v) make any payment or transfer anything of value to any officer, director or stockholder of PMI or any of its Subsidiaries.

         (g) Neither PMI nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabilities or obligations, whether absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction of any such claims, liabilities or obligations
     (i) in the Ordinary Course of Business, or (ii) in accordance with the terms of liabilities (A) reflected or reserved against in or contemplated by the consolidated financial statements (or the notes thereto) of PMI and its Subsidiaries, or (B) incurred in the Ordinary Course of Business.

         (h) Neither PMI nor any of its Subsidiaries will change any of its accounting principles or practices except as required by GAAP.

         (i) Neither PMI nor any of its Subsidiaries will make any change in employment terms (including employee benefit plans) with respect to any of its directors, officers or employees outside the Ordinary Course of Business.

         (j) Neither PMI nor any of its Subsidiaries will (i) agree to take any of the actions prohibited in the foregoing clauses of this Section, or (ii) take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue, or (iii) take or agree to take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

         (k) PMI will maintain, and will cause each PMI Subsidiary to maintain, all of its and their properties in customary repair, order and condition, reasonable wear and tear and obsolescence excepted, and will use commercially reasonable efforts to maintain, and to cause each PMI Subsidiary to maintain, insurance upon all of its and their properties reasonably required in the conduct of its and their business and with respect to the conduct of its and their businesses, in such amounts and of such kinds as are comparable to that in effect on the date of this Agreement.

         (l)  No  change   shall  be  made  in  the  banking  and  safe  deposit
     arrangements existing on the date hereof of PMI and its Subsidiaries.

         (m) If any action, suit, proceeding or (to the Knowledge of PMI) investigation is commenced against PMI or any of its Subsidiaries after the date of this Agreement, PMI agrees promptly to advise DHI of the same in writing and to consult with DHI on the nature and effect of and its response to such action, suit, proceeding or investigation.

     Section 5.2. DHI Sub Corp. DHI will cause DHI Sub Corp to take all such actions as shall be reasonably required under this Agreement, the Plan of Merger or applicable law in order to consummate the Merger at the appropriate time, all in accordance with applicable law.

     Section 5.3. Best Efforts. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its Best Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its Best Efforts to obtain all necessary waivers, consents and approvals, and effecting all necessary registrations and filings with any and all relevant Governmental Authorities (including its Best Efforts to cause the satisfaction, but without any obligation to waive any, of the closing conditions set forth in Article VI). In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of DHI, DHI Sub Corp or PMI, as the case may be, shall take all such necessary action.

     Section 5.4. Certification of Shareholder Votes. On or prior to the Closing Date, PMI shall deliver to DHI and DHI Sub Corp a certificate of its Secretary setting forth the number of PMI Common Shares outstanding and entitled to vote on the adoption of this Agreement and the Plan of Merger and approval of the Merger and the number of PMI Common Shares voted in favor of adoption of this Agreement and the Plan of Merger and approval of the Merger.

     Section 5.5. PMI Shareholder Meeting. PMI will, as promptly as is reasonably practicable, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of voting on and approving this Agreement, the Plan of Merger and the Merger (the "PMI Special Meeting"). PMI will, through its Board of Directors, recommend to the PMI shareholders that they approve this Agreement, the Plan of Merger and the Merger, and will use its Best Efforts to secure the approval of its shareholders thereof, except that the Board of Directors of PMI shall not be required to recommend approval thereof to the PMI shareholders if the Board of Directors has determined, after consultation with its counsel and financial advisors, that the making of a favorable recommendation with respect thereto would violate the fiduciary duties of the Board of Directors. In connection with the PMI Special Meeting, PMI will prepare and file a preliminary proxy statement with the SEC and responses to the comments of the SEC relating thereto (including, without limitation, the preparation and filing of amendments, supplements or other filings), and PMI will cause the definitive proxy statement and related documents with respect to the PMI Special Meeting (as previously defined, the "PMI Proxy Materials") to be mailed to the PMI shareholders, all at the earliest practicable time and all in accordance with applicable provisions of the Exchange Act, PMI's Organizational Documents and the IBCL. DHI will timely furnish to PMI all information concerning DHI and , DHI Sub Corp, and any other related entity of either of them, reasonably required to be included in the PMI Proxy Materials or in any other information to be furnished to the shareholders of PMI in connection with their approval of this Agreement, the Plan of Merger and the Merger. PMI shall notify DHI of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the PMI Proxy Materials, or for additional information, and shall supply DHI with copies of all correspondence between itself (or its representatives) and the SEC (or its staff) with respect thereto. If any event should occur relating to PMI or its Subsidiaries, or their respective officers and directors, which should be described in an amendment or supplement to the PMI Proxy Materials, PMI shall promptly inform DHI and shall promptly prepare, file and clear with the SEC and mail to PMI's shareholders such amendment or supplement.

     Section 5.6. DHI Negative Covenants. Neither DHI nor DHI Sub Corp will (i) take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue, or (ii) take or agree to take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

     Section 5.7. Notice of Developments. Each Party will give prompt notice to the other Parties of (i) any notice, or other communication received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of or relating to a default or event which, with notice or the lapse of time or both would become a default, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of such Party and its Subsidiaries, taken as a whole, and by which such Party or any of its Subsidiaries is bound or to which such Party or any of its Subsidiaries is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which allegation, if true, would mean that there has been a breach of a representation or warranty of a Party under this Agreement, and (iii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of such Party and its Subsidiaries taken as whole.

     Section 5.8. Announcements and Filings. The Parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and in making any filings with any Governmental Body (including any national securities exchange) with respect thereto.

     Section 5.9. Governmental Authorizations. Each of the Parties will (and, as applicable, will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its Best Efforts to obtain any Governmental Authorizations as required in connection with the matters referred to in Section
3.6 and Section 4.4. Each of the Parties shall promptly and timely consult with one another with respect to, and shall provide to one another (or to a Party's counsel) copies of, all filings made by such Party with any Governmental Body in connection with this Agreement and the transactions contemplated hereunder.

     Section 5.10.Indemnification of PMI Officers and Directors. With respect to each individual who served as a director of officer of PMI or any of its Subsidiaries at any time prior to the Effective Time, DHI will provide, or will cause the Surviving Corporation to provide (in which case DHI does hereby guarantee the payment and performance by the Surviving Corporation of its obligations in that regard), each of the following insurance or indemnification benefits or rights:

         (a) liability insurance for a period of 48 months after the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed (or allegedly committed) by such officers or directors in their capacities as such no less favorable in coverage and amount than any applicable liability insurance in effect and provided by PMI or any of its Subsidiaries for the benefit of any such individual as of March 5, 1998; provided, however, that neither DHI nor the Surviving Corporation shall be obligated to make annual premium payments for such insurance to the extent such premiums exceed the premiums paid as of the date hereof by PMI for such insurance ("PMI's Current Premium"), and if such premiums for such insurance would at any time exceed PMI's Current Premium, then DHI shall cause to be maintained policies of insurance which, in DHI's good faith determination, provide the maximum coverage available at an annual premium equal to PMI's Current Premium;

         (b) indemnification rights and the benefits thereof identical in all respects to the provisions of the Organizational Documents currently in effect of PMI or any of its Subsidiaries relating to the indemnification of officers and directors;

         (c) indemnification from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees, resulting from, arising out of, relating to or caused by this Agreement or the Merger or any of the other transactions contemplated herein; and

         (d) with respect to any pending matters as to which the Board of Directors of PMI has determined on or prior to March 5, 1998 (and as to which such Board has subsequently made such a determination as disclosed in the "Special Disclosure Under Section 5.10(d)" in the PMI Disclosure Schedule) that one or more officers or Directors (including former officers or Directors) of PMI (i) are not precluded from obtaining indemnification with respect to such matter from PMI based on information then known, and/or (ii) are entitled to receive advancements of reasonable expenses from PMI during the pendency of such matter (in either case, a "Favorable Preliminary Finding"), then DHI shall not (and shall cause the Surviving Corporation not to) deny either the right to indemnification or the advancement of reasonable expenses with respect to such matter to an officer or Director as to whom the Board of Directors of PMI has made a Favorable Preliminary Finding unless the Board of Directors of DHI or the Surviving Corporation affirmatively determines, in good faith, that such officer or Director has failed to meet in some material respect the standard of conduct required for indemnification under PMI's Organizational Documents as in effect at the Effective Time.

     Section 5.11.Full Access.

         (a) PMI will (and will cause each of its Subsidiaries to) permit Representatives of DHI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of PMI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to each of PMI and its Subsidiaries. DHI and DHI Sub Corp will treat (and will instruct their Representatives to treat) as confidential and respect the confidentiality of any Confidential Information (hereinafter defined) received from PMI or its Subsidiaries in the course of the reviews by DHI or their Representatives contemplated by this Section, and DHI and DHI Sub Corp will not use any of such Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever without the consummation of the Merger, DHI and DHI Sub Corp shall (and shall cause their Representatives to) return to PMI and its Subsidiaries all instruments, documents or other tangible things (and all copies of any of them) relating to or containing any of the Confidential Information which are in the possession or under the control of DHI or DHI Sub Corp or their Representatives. For purposes of this Section, the term "Confidential Information" means any information concerning the businesses and affairs of PMI and its Subsidiaries that is not already generally available to the public and does not become available on a nonconfidential basis from a source other than PMI or the PMI Subsidiaries.

         (b) DHI will (and will cause each of its Subsidiaries to) permit Representatives of PMI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of DHI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to each of DHI and its Subsidiaries. PMI will treat (and will instruct its Representatives to treat) as confidential and respect the confidentiality of any Confidential Information (hereinafter defined) received from DHI or its Subsidiaries in the course of the reviews by PMI or its Representatives contemplated by this Section, and PMI will not use any of such Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever without the consummation of the Merger, PMI shall (and shall cause its Representatives to) return to DHI and its Subsidiaries all instruments, documents or other tangible things (and all copies of any of them) relating to or containing any of the Confidential Information which are in the possession or under the control of PMI or its Representatives. For purposes of this Section, the term "Confidential Information" means any information concerning the businesses and affairs of DHI and its Subsidiaries that is not already generally available to the public and does not become available on a nonconfidential basis from a source other than DHI, DHI Sub Corp or any of their related entities.

     Section 5.12. Exclusivity. PMI will not, directly or indirectly, whether through any subsidiary, officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, PMI or any PMI Subsidiary, solicit or encourage (including by way of furnishing information) any inquiries or the making of any proposal by any Person that could reasonably be expected to lead to any Acquisition Proposal unless, after receipt of an unsolicited inquiry or proposal from a third party, PMI's Board of Directors believes after consultation with counsel that the Board's fiduciary responsibilities obligate it to make such information available to and/or engage in such negotiations with such third party. PMI will promptly (and in any event not later than the time of its first furnishing information to or engaging in such negotiations) advise DHI orally and in writing of inquiries or proposals.

     Section 5.13. Supplemental Disclosures. If an event occurs subsequent to the date of this Agreement and prior to the Effective Time which renders any representation or warranty of a Party made as of the date of this Agreement incorrect or incomplete, such Party (the "Disclosing Party") shall promptly, and in any event not later than three business days prior to the Closing Date, deliver to each other unaffiliated Party (the "Nondisclosing Party") a supplement to the Disclosure Schedule previously provided by the Disclosing Party pursuant to Article III or Article IV, as applicable (a "Supplemental Disclosure"), which Supplemental Disclosure shall contain a detailed description of the event that has occurred and the manner in which such event has resulted in one or more representations or warranties of the Disclosing Party becoming incorrect or incomplete. The furnishing of a Supplemental Disclosure, and the occurrence of the events and matters disclosed therein, shall not constitute a default or breach by the Disclosing Party of any of its representations and warranties under this Agreement (no implication shall be drawn from the foregoing as to whether the events or matters described therein, or the actions or failure to act of the Disclosing Party with respect thereto, shall or shall not constitute a default or breach of any covenant of the Disclosing Party under this Agreement). With respect to any Supplemental Disclosure made by a Disclosing Party, for purposes of determining compliance with or satisfaction of the condition precedent to the obligation of the Nondisclosing Party to consummate the Merger as set forth in clause (a) of either Sections 6.1 or 6.2, as applicable, such Supplemental Disclosure (a) shall not be given any effect (shall not "cure" any inaccuracy) for purposes of testing the accuracy of the Disclosing Party's representations and warranties made as of the date of this Agreement, (b) shall be given effect (shall be deemed to have modified the representations and warranties of the Disclosing Party) for purposes of testing the accuracy of all representations and warranties of the Disclosing Party as of the Closing Date other than those in Sections 3.9 or 4.8, whichever is applicable, and (c) may be taken into account (the events described shall be considered and need not be disregarded merely because of the disclosure thereof) in determining the accuracy as of the Closing Date of the representation and warranty of the Disclosing Party in Sections 3.9 or 4.8, whichever is applicable, and whether there has or has not been any material adverse change in the business, financial condition, operations, results of operation or future prospects of the Disclosing Party and its Subsidiaries taken as a whole.

     Section 5.14. Availability of Funds. DHI shall obtain the financing to be provided and made pursuant to the Commitments on or before the Closing Date, and shall have available to it on the Closing Date all funds necessary for the payment of the Merger Consideration.

     Section 5.15. PMI Permitted Actions. PMI shall be permitted to take any or all of the following actions at or prior to the Closing Date:

         (a) PMI may grant options to acquire PMI Common Shares under the PMI Stock Plans (i) to PMI employees in accordance with PMI's existing employee bonus program (as described in the PMI Disclosure Schedule) for all periods of time through July 31, 1998, and (ii) to PMI's Directors in accordance with PMI's 1994 Director Stock Option Plan, as amended (the estimated numbers of options to be granted to Employees and Directors is shown on the chart of options included in Section 3.4 of the PMI Disclosure Schedule); and

         (b) PMI may accelerate the vesting of all options outstanding under PMI's 1994 Director Stock Option Plan, as amended (the "Plan"), and may amend the Plan accordingly, to provide that all options outstanding under the Plan shall be fully exercisable on the Closing Date if the transaction contemplated by this Agreement is consummated and to provide that in such event all such options shall be canceled in exchange for payment by DHI of the difference between the exercise price thereof and the price paid by DHI for PMI Common Shares pursuant to this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.1. DHI's Conditions. The obligation of DHI and DHI Sub Corp to consummate the Merger is subject to the satisfaction (or the waiver by DHI in writing at or prior to the Closing) of each of the following conditions:

         (a) the representations and warranties of PMI set forth in this Agreement shall be true and correct as of the date of this Agreement (without regard to any knowledge qualifiers contained therein or any Supplemental Disclosures made) and shall be true and correct in all material respects on and as of the Closing Date (after giving effect to any Supplemental Disclosures made) with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a material adverse effect on PMI and its Subsidiaries taken as a whole (for purposes hereof, the representations and warranties of PMI shall be deemed to be made without the phrase "to the knowledge of PMI" or any similar phrase, it being the intent of the parties that DHI and DHI Sub Corp will not be obligated to consummate the Merger if the representations and warranties of PMI contained herein (i) are not true and correct as of the Closing Date without regard to the knowledge of PMI or any of its officers, and (ii) the failure of such representations and warranties to be true and correct causes a material adverse change);

         (b) PMI shall have performed and complied in all material respects with all of its obligations and covenants under this Agreement required to be performed by it at or prior to the Closing and PMI shall have delivered to DHI a certificate of a duly authorized officer of PMI attesting thereto;

         (c) PMI and its Subsidiaries shall have procured all of the third party consents specified in Section 3.6;

         (d) PMI shall have delivered all documents to be delivered by it, and shall have complied in all material respects with its obligations to be performed, at or in connection with the Closing as specified in Section 2.10:

         (e) DHI shall have received from counsel to PMI an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to DHI and dated as of the Closing Date;

         (f) PMI shall have taken all steps necessary to cause all outstanding warrants and stock options granted pursuant to the PMI Stock Plans or otherwise to be exercised or terminated on or prior to the Date, including, without limitation, the giving of timely written notice to each holder of a stock option in accordance with the PMI Stock Plans;

         (g) on or prior to the Closing Date PMI shall deliver to DHI evidence satisfactory to DHI of the resignation of each director of PMI and any PMI Subsidiary, effective as of the Effective Time;
         (h) there shall have been no material adverse change (whether or not disclosed in a Supplemental Disclosure) since the date hereof;

         (i) Don R. Taylor shall not have breached the Noncompetition Agreement entered into with DHI in the form of Exhibit E attached hereto;

         (j) neither JBD Real Estate, Inc. nor Don R. Taylor shall have breached the Termination Agreement entered into with DHI in the form of Exhibit F attached hereto;

         (k) Robert R. Millard shall not have breached the Employment Agreement entered into with DHI in the form of Exhibit G attached hereto;

         (l) Gary F. Hentschel shall not have breached the Employment Agreement entered into with DHI in the form of Exhibit H attached hereto;

         (m) no act or event which gives rise to the right of Don R. Taylor, Robert R. Millard or Gary F. Hentschel to receive severance benefits under or pursuant to their respective Change of Control Severance Benefits Agreement, as amended, shall have occurred prior to the Closing or by reason of the consummation of the Merger;

         (n) all employee loans or notes receivable from employees of PMI or the PMI Subsidiaries, other than loans or notes which, individually or in the aggregate (with respect to any one person), are of a principal amount of $10,000 or less, shall have been paid;

         (o) PMI shall have delivered to DHI a certificate of a duly authorized officer of PMI certifying as to the accuracy of PMI's representations and warranties as of the date of this Agreement and as of the Closing Date (which may be to the best of such officer's knowledge); and

         (p) the Warrants and the options outstanding under the PMI Stock Plans shall be cancelable as of the Effective Time upon payment of the Option Consideration to the holders thereof.

     Section 6.2. PMI's Conditions. The obligation of PMI to consummate the Merger is subject to the satisfaction (or the waiver by PMI in writing at or prior to the Closing) of each of the following conditions:

         (a) the representations and warranties of DHI and DHI Sub Corp as set forth in this Agreement shall be true and correct as of the date of this Agreement (without regard to any Supplemental Disclosures made) and shall be true and correct in all material respects on and as of the Closing Date (after giving effect to any Supplemental Disclosures made) with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a material adverse effect on DHI and its Subsidiaries taken as a whole (for purposes hereof, the representations and warranties of DHI and DHI Sub Corp shall be deemed to be made without the phrase "to the knowledge of DHI" or any similar phrase, it being the intent of the parties that PMI will not be obligated to consummate the Merger if the representations and warranties of DHI and DHI Sub Corp contained herein (i) are not true and correct as of the Closing Date without regard to the knowledge of DHI and DHI Sub Corp or any of their officers, and (ii) the failure of such representations and warranties to be true and correct causes a material adverse change);

         (b) DHI and DHI Sub Corp shall have performed and complied in all material respects with all of their obligations and covenants under this Agreement required to be performed by them at or prior to the Closing and DHI shall have delivered to PMI a certificate of a duly authorized officer of DHI attesting thereto;

         (c) DHI and DHI Sub Corp shall have procured all of the third party consents specified in Section 4.4;

         (d) DHI and DHI Sub Corp shall have delivered all documents to be delivered by them, and shall have complied in all material respects with their obligations to be performed, at or in connection with the Closing as specified in Section 2.10;

         (e) PMI shall have received from counsel to DHI and DHI Sub Corp an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to PMI and dated as of the Closing Date; and

         (f) DHI shall have delivered to PMI a certificate of an authorized officer of DHI certifying as to the accuracy of DHI's and DHI Sub Corp's representations and warranties as of the date of this Agreement and as of the Closing Date (which may be to the best of such officer's knowledge).

     Section 6.3. Common Conditions. The obligation of each of DHI, DHI Sub Corp and PMI to consummate the Merger shall be subject to the satisfaction (or to the mutual waiver in writing by each of PMI and DHI) of each of the following conditions:

         (a) other than the filings contemplated under Article II in connection with the Merger, (i) all Governmental Authorizations and all filings with any Governmental Body contemplated by this Agreement or otherwise required by any Legal Requirement to be made prior to the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or filed, (ii) all waiting periods imposed by any Governmental Body or Legal Requirement shall have expired or otherwise terminated, and
     (iii) all required third party consents contemplated by this Agreement shall have been obtained except third party consents, in the aggregate, the failure of which to obtain would not have a material adverse effect on either of PMI and its Subsidiaries taken as a whole or DHI and its Subsidiaries taken as a whole;

         (b) this  Agreement,  the Plan of Merger and the Merger shall have been
     approved  by  the   shareholders  of  PMI  in  accordance  with  applicable
     provisions of the PMI Organizational Documents and the IBCL; and

         (c) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, made or enforced by any court or Governmental Body (i) which is in effect, and (ii) which prohibits the consummation of the Merger.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after approval of the Merger by the PMI shareholders):

         (a)      by the mutual written consent or agreement of DHI and PMI;

         (b) by either DHI or PMI if the Merger shall not have been consummated on or before (i) 120 days after the date of this Agreement or (ii) such later date, if any, as DHI and PMI shall mutually agree to in writing (unless, in any such case, the failure to consummate the Merger by such date shall be due to the action or failure to act of the Party seeking to terminate this Agreement);

         (c) by either DHI or PMI in the event the other Party has breached any material representation, warranty or covenant made by such other Party in this Agreement in any material respect and such breach has continued uncured for a period of thirty (30) days (or more) after written notice of such breach has been given by the terminating Party to the breaching Party;

         (d) by either DHI or PMI if (i) any of the conditions to such Party's obligations shall have become impossible to satisfy unless such impossibility results primarily from a breach by such terminating Party of any of its representations, warranties or covenants under this Agreement, or (ii) any permanent injunction or other order of a court or other
     Governmental Body preventing the consummation of the Merger shall have become final and non-applicable;

         (e) by PMI if it shall have received an Acquisition Proposal (as defined in Section 7.3 below) which in the opinion of the Board of Directors of PMI is more favorable to the shareholders of PMI than the transactions contemplated hereby, and which offer the Board has determined, by vote of a majority of the members thereof, to accept and has accepted;

         (f) by either DHI or PMI if the required approval of the PMI shareholders of this Agreement, the Plan of Merger and the Merger shall not have been obtained upon a vote of such shareholders taken at the PMI Special Meeting or at any adjournment thereof for the purpose of obtaining such approval;

         (g) by PMI if the fairness opinion provided to the PMI Board of Directors by George K. Baum & Company ("Baum") prior to the execution of this Agreement shall be withdrawn after and as a result of an Acquisition Proposal that, in Baum's reasonable opinion, requires Baum to withdraw such fairness opinion;

         (h) by the Board of Directors of DHI if PMI, through its Board, has (i) failed to recommend that its shareholders approve the Merger, (ii) withdrawn, modified (in a manner adverse to DHI) or qualified such recommendation once given, or (iii) taken any position or action that is inconsistent with such recommendation (including, without limitation, recommending or not opposing any Acquisition Proposal); provided, that DHI must exercise such termination rights hereunder prior to any final vote by the PMI shareholders at which the Merger is approved;

         (i) by the Board of Directors of DHI if, after the date hereof, a single purchaser or a group (as defined in Section 13(d) of the Exchange
     Act) of purchasers acquires a number of PMI Common Shares which results in such purchaser(s) owning more than 50% of the issued and outstanding PMI Common Shares; or

         (j) by the Board of Directors of DHI if, following the occurrence of an Acquisition Proposal, PMI shall have breached any covenant or agreement contained in this Agreement (including, without limitation, PMI's covenant in Section 5.5 with respect to calling and holding the PMI Special Meeting) and shall have failed, within ten days after written notice of such breach has been given by DHI or PMI, to cure such breach if such breach is curable within such ten day period, or if such breach is curable but is not curable within a ten day period shall have failed, within thirty days after written notice of such breach has been given by DHI to PMI, to cure such breach.

     Section 7.2. Notice of Termination. In the event of termination of this Agreement by any Party, as provided in Section 7.1 above, written notice thereof (accompanied, in the case of a termination by PMI, by the Termination Fee, if applicable) shall promptly be given by the terminating Party to the other Party hereto.

     Section 7.3. Termination Fee.

         (a) Unless a Nullifying Event shall have occurred and be continuing at the time this Agreement is terminated, in the event that this Agreement is terminated by PMI: (i) pursuant to Section 7.1(e) or Section 7.1(g); or
     (ii) pursuant to Section 7.1(f) after the existence of an Acquisition Proposal; or (iii) pursuant to Section 7.1(b) after the PMI shareholders have approved the Merger; or (iv) pursuant to Section 7.1(b) after the existence of an Acquisition Proposal and prior to a vote of PMI's shareholders on the question of whether to approve the Merger; then PMI shall pay to DHI a cash fee of $1,250,000 (the "Termination Fee"). Such fee shall be payable in immediately available funds simultaneously with delivery of notice of termination of this Agreement.

         (b) PMI shall also pay to DHI the Termination Fee in the event this Agreement is terminated by DHI (i) pursuant to Section 7.1(i) or (j); or
     (ii) pursuant to Section 7.1(f) or 7.1(h) after the existence of an Acquisition Proposal. Such fee shall be payable in immediately available funds within two business days after delivery of notice of termination of this Agreement.

         (c) PMI shall also pay to DHI the Termination Fee if DHI or PMI terminates this Agreement pursuant to Section 7.1(f) following the making of a proposal that would have been an Acquisition Proposal had it not been withdrawn after being made and if, within twelve months after the effective date of such termination, PMI either enters into a definitive and binding agreement to effect, or consummates, any of the following transactions (a "Transaction") with a counterparty other than DHI (or its affiliates): (i) a merger or consolidation, or any similar transaction, involving PMI (other than mergers, consolidations or any similar transactions involving solely PMI and/or one or more wholly-owned Subsidiaries of PMI); or (ii) a purchase, lease or other acquisition of all or substantially all of the assets or stock of PMI or any of the PMI Subsidiaries. Such fee shall be payable in immediately available funds concurrently with the earlier of PMI's execution of a definitive agreement to effect, or PMI's consummation of, a Transaction.

         (d) As used herein, "Acquisition Proposal" shall mean any:

                  (i)      publicly-announced proposal;
                  (ii) regulatory application or notice (whether in draft or final form);
                  (iii)    agreement or understanding;
                  (iv)     disclosure of an intention to make a proposal; or
                  (v)      amendment to any of the foregoing;

     which is made or filed on or after the date hereof and which is not withdrawn and is communicated to the PMI shareholders (either directly or through a public announcement) prior to their vote on the approval of the Merger, in each case with respect to any of the following transactions with a counterparty other than DHI (or its affiliates): (A) a merger or consolidation, or any similar transaction, involving PMI (other than mergers, consolidations or any similar transactions involving solely PMI and/or one or more wholly-owned Subsidiaries of PMI); (B) a purchase, lease or other acquisition of all or substantially all of the assets of PMI or any of the PMI Subsidiaries; or (C) a purchase or other acquisition after the date hereof by a single purchaser or a group (as defined in Section 13(d) of the Exchange Act) of purchasers (including by way of merger, consolidation, share exchange or otherwise) of securities representing 40% of the voting power of PMI.

         (e) As used herein, "Nullifying Event" shall mean an event causing DHI to be in breach of any of its covenants or agreements contained in this Agreement such that PMI shall be entitled to terminate this Agreement pursuant to Section 7.1(c) hereof, unless such event shall have resulted from or been caused by any act or failure to act of PMI.

         (f) Subject to the provisions of Section 8.8, in the event the Termination Fee is paid by PMI to DHI hereunder, DHI shall not have any right to seek or recover its expenses in connection with this Agreement and the proposed transactions contemplated hereby on account of the breach of this Agreement by PMI or otherwise in connection with the termination hereof or the failure of PMI to consummate the Merger.

     Section 7.4. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its affiliates, directors, officers or stockholders to perform hereunder or on account of such termination, except that (a) the provisions of Section 5.11 (relating to Confidential Information), Section 8.8 and Section 7.3 (if applicable), and the obligations of the Parties thereunder, shall remain in effect, and (b) nothing contained in this Section shall relieve any Party from liability for any breach of this Agreement.

     Section 7.5. Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the Merger by the PMI shareholders, but after any such approval no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     Section 7.6. Extension; Waiver. At any time prior to the Effective Time a Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance or satisfaction by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section   8.1.   Survival   of   Representations   and   Warranties.    The
representations and warranties made herein shall not survive beyond the Effective Time.

     Section 8.2. Survival of Certain Covenants. All covenants in this Agreement that are to be performed after the Effective Time shall continue in effect after and shall survive the Effective Time.

     Section 8.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed), delivered by a nationally recognized express courier service, or mailed by registered or certified U.S. mail (return receipt requested), to the Parties at the following addresses and numbers (or at such other address for a Party as shall be specified by like notice to the other Party):

     If to  DHI or DHI Sub Corp,
       addressed to:

                                     Linsalata Capital Partners Fund III, L.P.
                                     c/o A. Chace Anderson
                                     Landerbrook Corporate Center One, Suite 280
                                     Mayfield Heights, Ohio 44124
                                     Telecopier: (440) 684-0984

     With a copy to:                 James C. Vanderwist, Esq.
                                     Calfee, Halter & Griswold LLP
                                     1400  McDonald Investment Center
                                     800 Superior Avenue
                                     Cleveland, Ohio 44114-2688
                                     Telecopier:  (216) 241-0816

     If to PMI, addressed to:        Don R. Taylor, Chief Executive Officer
                                     Personnel Management, Inc.
                                     1499 Windhorst Way, Suite 100
                                     Greenwood, Indiana 46143
                                     Telecopier: (317) 885-3755

     With a copy to:                 David B. Millard, Esq.
                                     Leagre Chandler & Millard
                                     1400 First Indiana Plaza
                                     135 North Pennsylvania Street
                                     Indianapolis, Indiana 46204
                                     Telecopier:  (317) 808-3100

      Section 8.4.  Descriptive  Headings.   The descriptive headings herein are
inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

     Section 8.6. Entire Agreement; Assignment. This Agreement and all of the documents, exhibits, schedules or agreements delivered or executed in connection herewith (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof (other than any confidentiality agreements between the parties, any provisions of which that are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by either Party without the written consent thereto of the other Party.

     Section 8.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana without regard to any applicable principles of conflicts of law.

     Section 8.8. Expenses and Fees.

         (a) Each party shall pay all of the expenses incurred by it in connection with this Agreement and the investigation, negotiation, consummation or termination of the same, including all out-of-pocket expenses for attorneys, accountants, investment bankers, financial advisers, fundraisers and consultants, travel expenses, and all deposits, commitments and other fees paid to potential lenders, except that, in the event of a termination for breach of this Agreement under Section 7.1(c), and except as otherwise provided in Section 7.3(f ), the terminating Party shall pay all such expenses of the other Party in addition to any other damages which may be owed to the terminating Party in respect thereof.

         (b) In the event either Party shall assert a claim to recover damages from the other Party on account of a breach of this Agreement (including, without limitation, a claim by DHI against PMI for recovery of the Termination Fee), the prevailing Party shall be entitled to recover its expenses reasonably incurred in connection with such claim (including reasonable attorneys' fees) from the non-prevailing Party.

     Section 8.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and Acquisition Subsidiary, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except the PMI shareholders and except pursuant to Section 5.10 hereof. DHI shall cause DHI Sub Corp to perform its obligations hereunder.

     IN WITNESS WHEREOF, DHI, DHI Sub Corp and PMI have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      DHI HOLDINGS, INC.


                                      By  /s/ A. Chace Anderson
                                          A. Chace Anderson, Chairman


                                      DHI SUB CORP


                                      By /s/ A. Chace Anderson
                                         A. Chace Anderson, President


                                      PERSONNEL MANAGEMENT, INC.


                                      By /s/ Don R. Taylor
                                         Don R. Taylor, Chief Executive Officer

                                  EXHIBIT LIST


Exhibit A    --    Plan of Merger

Exhibit B    --    Restated Articles of Incorporation of Personnel Management,
                   Inc.

Exhibit C    --    Restated Bylaws of Personnel Management, Inc.

Exhibit D    --    Form of Opinion of Leagre Chandler & Millard

Exhibit E    --    Noncompetition Agreement between Don R. Taylor and DHI

Exhibit F    --    Termination Agreement between Don R. Taylor, JBD Real Estate,
                   Inc., DHI and PMI

Exhibit G    --    Employment Agreement between Robert R. Millard and DHI

Exhibit H    --    Employment Agreement between Gary F. Hentschel and DHI

Exhibit I    --    Forms of Opinion of Calfee Halter & Griswold and Baker &
                   Daniels

                                    EXHIBIT A

                                 PLAN OF MERGER

               THIS PLAN OF MERGER (this "Plan"), is made and entered into as of the ___ day of ________, 1998, among and between PERSONNEL MANAGEMENT, INC., an Indiana corporation ("PMI"), DHI HOLDINGS, INC., an Ohio corporation ("DHI"), and DHI SUB CORP, an Indiana corporation ("DHI Sub Corp").

                                    RECITALS

          A. Pursuant to the terms and provisions of that certain Agreement and Plan of Merger and Reorganization (the "Agreement") previously entered into by the parties to this Plan, the parties hereto intend to merge DHI Sub Corp with and into PMI pursuant to the provisions of, and with the effect provided in, the Indiana Business Corporation Law (the "IBCL").

          B. This Plan has been adopted and approved by the Board of Directors and the shareholders of PMI.

          C. This Plan has been adopted and approved by the Board of Directors of DHI. Approval of this plan by the shareholders of DHI is not required.

          D. This Plan has been adopted and approved by the Board of Directors of DHI Sub Corp and by DHI as the sole shareholder of DHI Sub Corp.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of and pursuant to the Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                              DESCRIPTION OF MERGER

     Section 1.1. The Merger. Pursuant to the terms and provision of this Plan and in accordance with the Agreement and the IBCL, DHI Sub Corp shall merge with and into PMI (the "Merger").

     Section 1.2. Merging Corporation. DHI Sub Corp shall be the merging corporation under the Merger and its corporate identity and existence, separate and apart from the Surviving Corporation, shall cease at the Effective Time.

     Section 1.3. Surviving Corporation. PMI shall be the surviving corporation in the Merger (the "Surviving Corporation") and its corporate existence shall continue as the Surviving Corporation from and after the Effective Time.

     Section 1.4. Effective Time. The Merger shall be effective immediately upon filing Articles of Merger, to which this Plan will be attached, with the Indiana Secretary of State (the "Effective Time").

                                   ARTICLE II
                                EFFECT OF MERGER

     Section 2.1. Surviving Corporation. The Surviving Corporation shall continue to be named "Personnel Management, Inc." after the Effective Time, and the Restated Articles of Incorporation and Restated Bylaws of PMI in effect immediately prior to the Effective Time shall continue to be, respectively, the Restated Articles of Incorporation and Restated Bylaws of the Surviving Corporation from and after the Effective Time and until amended or repealed.

     Section 2.3. Effect of the Merger. The Merger shall have all of the effects provided by the IBCL. The Surviving Corporation shall continue to exist from and after the Effective Time as a corporation under the IBCL and shall succeed to, possess and enjoy all the property, rights, privileges, immunities, powers, purposes and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties, of DHI Sub Corp and PMI, all in accordance with the IBCL.

                                   ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1. PMI Common Shares. Each share of the common stock, no par value, of PMI (the "PMI Common Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall be converted into the right to receive, in accordance with the provisions of the Agreement, cash in the amount of Sixteen Dollars ($16) per PMI Common Share.

     Section 3.2. Warrants and Stock Options. All rights to receive PMI Common Shares pursuant to outstanding warrants and stock options, which rights have not been exercised as of the Effective Time, shall be canceled by virtue of the Merger without the necessity of any further action by the holders thereof and shall be converted into the right to receive, as to each PMI Common Share that could be acquired pursuant thereto, and in accordance with the provisions of the Agreement, cash in an amount equal to the positive difference, if any, between Sixteen Dollars ($16) per PMI Common Share and the exercise price per PMI Common Share of each such warrant or option.

     Section 3.3. DHI Sub Corp Shares. All shares of capital stock of DHI Sub Corp issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a number of validly issued, fully paid and nonassessable common shares, without par value, of the Surviving Corporation equal to the number of PMI Common Shares issued and outstanding as of the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the day and year first above written.

                                    DHI HOLDINGS, INC.


                                    By_________________________________
                                      A. Chace Anderson, Chairman


                                    DHI SUB CORP


                                    By_________________________________
                                      A. Chace Anderson, President


                                    PERSONNEL MANAGEMENT, INC.


                                    By___________________________________
                                      Don R. Taylor, Chief Executive Officer

                                   APPENDIX B

                       OPINION OF GEORGE K. BAUM & COMPANY



June 15, 1998

Board of Directors
Personnel Management, Inc.
1499 Windhorst Way, Suite 100
Greenwood, Indiana  46240


Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than DHI Holdings, Inc. ("Parent"), DHI Sub Corp, a direct wholly-owned subsidiary of Parent, Personnel Management, Inc. (the "Company"), or any direct or indirect subsidiary of Parent or the Company) of the outstanding shares of Common Stock, no par value per share (the "Shares"), of the Company of the $16.00 per Share in cash to be received by such holders pursuant to the Agreement, dated as of June 16, 1998, by and among Parent, DHI Sub Corp and the Company (the "Agreement"). Pursuant to the Agreement, DHI Sub Corp will be merged with and into the Company (the "Merger") and each outstanding Share will be converted into the right to receive $16.00 in cash.

George K. Baum & Company, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the four years ended October 31, 1997; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; and certain internal financial analyses and forecasts prepared by the Company's management for the Company. We also have held discussions with members of the senior management of the Company regarding the past and current business operations and financial conditions. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the staffing industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $16.00 per Share in cash to be received for the Company by the holders of the Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

GEORGE K. BAUM & COMPANY



/s/ Duncan M. O'Brien, Jr.
Vice Chairman
Director of Investment Banking




      FORM OF PROXY

                                     DEFINITIVE PROXY SOLICITATION MATERIALS--
                                        TO BE SENT TO SHAREHOLDERS ON OR ABOUT
                                                                 JULY 20, 1998

                                  FORM OF PROXY

                           PERSONNEL MANAGEMENT, INC.

               Proxy Solicited on Behalf of the Board of Directors
                    of the Company for the Special Meeting of
                   Shareholders to be held on August 18, 1998

               The undersigned hereby constitutes and appoints Don R. Taylor and Robert R. Millard, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Personnel Management, Inc., to be held at the Lees Inn, 1281 South Park Drive, Greenwood, Indiana 46143, at 10:00 a.m., Eastern Standard Time on August 18, 1998, and at any adjournments thereof, on all matters coming before said meeting.

Item 1.        Approval of the Merger Agreement

                                              (change of address)

                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------


                                        (If you have written in the above
                                         space, please mark the corresponding
                                         box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote "FOR" Items 1. The Proxy Committee cannot vote your shares unless you sign and return this card.

                   [Continued and to be signed on other side.]

                   [Continued and to be signed on other side.]


Item 1.  Approval of the Merger Agreement

                                    FOR     AGAINST    ABSTAIN

                                    [ ]       [ ]        [ ]

                                                      In their discretion,
                                                      the proxies are
                                                      authorized to vote
                                                      upon such other
                                                      business as may
                                                      properly come before
                                                      the meeting.


Shareholder name                        []   Change of Address
   Address
                                        []       Attend Meeting


                  SIGNATURE(S)___________________________________

                              ___________________________________

                     Note:    Please sign exactly as name appears hereon.
                     Joint owners should each sign. Trustees, Executors, etc. should indicate capacity in which they are signing.